                                                                   EXHIBIT 10.22


     =====================================================================

                       DATED THE 2ND DAY OF AUGUST, 1996


                       (1)  CHINA BEARING HOLDINGS LIMITED
                                      AND
                       (2)  ASEAN CAPITAL LIMITED
                                      AND
                       (3)  CHINA INTERNATIONAL BEARING
                            HOLDINGS LIMITED
                                      AND
                       (4)  SUNBASE ASIA, INC.
                                      AND
                       (5)  SMITH ACQUISITION COMPANY, INC.
                                      AND
                       (6)  GLORY MANSION LIMITED
                                      AND
                       (7)  WARDLEY CHINA INVESTMENT TRUST
                                      AND
                       (8)  MC PRIVATE EQUITY PARTNERS
                            ASIA LIMITED
                                      AND
                       (9)  CHINE INVESTISSEMENT 2000



                       _________________________________

                            SUBSCRIPTION AGREEMENT

                             IN RESPECT OF CERTAIN
                    CONVERTIBLE DEBENTURES TO BE ISSUED BY\

                        CHINA BEARING HOLDINGS LIMITED

                       _________________________________


                                 CHAO AND CHUNG

     =====================================================================

                                 Exhibit 10.22

                               TABLE OF CONTENTS
                               -----------------

                         DESCRIPTION                                              PAGE NO.
          --------------------------------------------------------------------------------
          1.      Purpose and Definition                                                 2
          2.      Issue and subscription of the Debenture                                5
          3.      Conditions Precedent                                                   6
          4.      Completion                                                             7
          5.      Representations and Warranties                                         9
          6.      Representations by each of the Investors                              10
          7.      Specific Undertakings by ACL                                          11
          8.      Further Covenants                                                     12
          9.      Specific Undertakings by SAI                                          18
          10.     Specific Undertaking by SPC                                           18
          11.     Corporate Governance                                                  19
          12.     Notices                                                               20
          13.     Costs and Expenses                                                    21
          14.     Governing Law and Jurisdiction                                        22
          15.     Announcements and Confidentiality                                     24
          16.     General Provisions                                                    25
          17.     Counterparts                                                          26

          SCHEDULE 1
          Part I  Corporate Chart                                                       27
          Part II Other Corporate details                                               28
          Part III Status and Characteristics of the securities issued by SAI           36

          SCHEDULE 2
          Form of Certificate                                                           37
          Terms and Conditions of the Debentures                                        38

          SCHEDULE 3
          Representations and Warranties                                                61

          SCHEDULE 4
          Form of Guarantee                                                             68

          SCHEDULE 5
          Employees / Directors' Options                                                77

          SCHEDULE 6
          Certification on Conversion Notice                                            78

          SCHEDULE 7
          Undertaking by ACL                                                            79

          SIGNATURE PAGE                                                                87

          THIS AGREEMENT is made on the 2nd day of August, 1996.

          (1) CHINA BEARING HOLDINGS LIMITED, the registered office of which is at Cedar House, 41 Cedar Avenue Hamilton HM12, Bermuda (the "COMPANY");

          (2) ASEAN CAPITAL LIMITED, the registered office of which is at Omar Hodge Building, Wickhams Cay I, P.O. Box 362, Road Town, Tortola, British Virgin Islands ("ACL");

          (3) CHINA INTERNATIONAL BEARING HOLDINGS LIMITED, the registered office of which is at 19th Floor, 51-57 Gloucester Road, Wanchai, Hong Kong ("CIBHL");

          (4) SUNBASE ASIA, INC., the registered office of which is at 1280 Terminal Way, Suite 3, Reno Nevada 89502, United States of America ("SAI");

          (5) SMITH ACQUISITION COMPANY, INC., a California corporation doing business as Southwest Products Company, the registered office of which is at 2240 Buena Vista, Irwindale, CA 91706, United States of America ("SPC");

          (6) GLORY MANSION LIMITED, the registered office of which is at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands ("GML");

          (7) WARDLEY CHINA INVESTMENT TRUST, the registered office of which is at c/o Suite 1610, P.O. Box 1016, 885 West Georgia Street, Vancouver B.C., V6C 3E8, Canada ("WCIT");

          (the parties at (6) and (7) hereinafter collectively referred to us the "FUNDS" and each a "FUND");

          (8) MC PRIVATE EQUITY PARTNERS ASIA LIMITED the registered office of which is at P.O. Box 309, Ugland House, South Church Street, Grand Cayman, Cayman Islands, British West Indies ("MC PARTNERS"); and

          (9) CHINE INVESTISSEMENT 2000, a Luxembourg-registered Unit Trust, the registered office of which is at L1118 Luxembourg, 14 Rue Aldringen ("CI 2000");

          (the parties at (6), (7), (8) and (9) hereinafter collectively referred to as the "INVESTORS" and each an "INVESTOR")

          WHEREAS:-

          (A) The Company was incorporated in Bermuda under the Companies Act 1981 Bermuda and presently has such authorised and issued share capital as set out in Schedule 1 hereof. SAI is the holding company of the Company and was incorporated under the laws of Nevada and presently has a share capital as set out in Schedule 1 hereof.

          (B) The Company intends to issue certain convertible debentures of an aggregate principal value of US$11,500,000, and has agreed with the Investors to issue and each of the Investors has agreed to subscribe such number of Debentures (as hereafter defined) convertible into Shares (as hereinafter defined) upon and subject to such terms and conditions set out in this Agreement.

          (C) Each of the Funds is an investment fund (or a wholly- owned subsidiary of such Fund) managed by HSBC Private Equity Management Limited ("HPEM").

          (D) SAI, CIBHL and SPC has each agreed to guarantee the obligations of the Company and of each other arising under this Agreement, the Debentures and the Guarantee.

          (E) ACL has agreed to guarantee, inter alia, the payment obligations of the Company under this Agreement and the Debentures.


          NOW IT IS HEREBY AGREED as follows:

          1.   PURPOSE AND DEFINITION
               ----------------------

          1.1 The Schedules form an integral part of this Agreement and shall be construed and have the same full force and effect as if expressly set out in the main body of this Agreement.

          1.2 The words and expressions set out below shall have the meanings attributed to them below unless the context otherwise requires:-

               "ACCOUNTS"               the latest published audited
                                        consolidated accounts or financial
                                        statements of SAI Group comprising their consolidated balance sheet as at 31st
                                        December, 1995 and their consolidated
                                        profit and loss account or income
                                        statement in respect of the financial
                                        year ended 31st December, 1995;

               "ACL PROMISSORY NOTES"   promissory notes issued by SAI in favour
                                        of ACL in the aggregate principal amount of UNITED STATES FIVE MILLION DOLLARS
                                        (US$5,000,000);

               "ACL UNDERTAKING"        an undertaking or guarantee to be given
                                        by ACL in favour of the Investors in the form or substantially the same form as set out in Schedule 7 hereof;

               "AGREEMENT"              this Subscription Agreement;

               "BUSINESS DAY"           a day (excluding Saturday) on which
                                        banks in Hong Kong and New York are
                                        generally open for business;

               "BOARD"                  board of directors;

               "CERTIFICATE"            the certificate to be issued in respect
                                        of the Debenture substantially in the
                                        form set out in Schedule 2 hereof;

               "COMPLETION"             completion of the subscription
                                        contemplated herein pursuant to Clause
                                        4;

               "COMPLETION DATE"        (a)  the fifteenth (15th) Business Day
                                             following the date hereof or if on
                                             such date the Conditions Precedent
                                             shall not have been fulfilled (or
                                             waived by the Majority Investors)
                                             the seventh (7th) Business Day
                                             following the date on which the
                                             Conditions Precedent are fulfilled
                                             (or waived by the Majority
                                             Investors); or

                                        (b)  such other date as may be agreed
                                             between the Majority Investors and
                                             the Company provided that such date
                                             shall not be any later than the
                                             Long Stop Date;

               "CONDITIONS"             the terms and conditions to be attached
                                        to the Certificate substantially in the
                                        form set out in Schedule 2 hereof;

               "CONDITIONS PRECEDENT"   the conditions precedent set out in
                                        Clause 3.1 hereof;

               "CONVERSION DATE"        the date on which the Conversion Rights
                                        are exercised in accordance with the
                                        Conditions;

               "CONVERSION RIGHTS"      the rights attached to the Debentures to
                                        convert the principal amount or any part thereof into Shares;

               "CONVERSION SHARES"      "the Shares to be issued by SAI under
                                        the Debentures upon conversion;

               "DEBENTURE" or           the convertible debentures issued in
               "DEBENTURES"             denominations of US$250,000 each by the
                                        Company in the form or substantially in
                                        the form set out in the Schedule 2
                                        hereof;

               "DEBENTUREHOLDER"        or the person or persons who is or are
               "DEBENTUREHOLDERS"       for the time being the holder of the
                                        Debentures;

               "EVENT OF DEFAULT"       an event of default as described in
                                        Condition 11 of the Conditions;

               "GUARANTEE"              the guarantee to be given by the
                                        Guarantors in the form or substantially
                                        the same form as set out in Schedule 4
                                        hereof;

               "GUARANTORS" or "GUARANTOR"  SAI, CIBHL and SPC;

               "LONG STOP DATE"         Forty-five (45) days from the date of
                                        this Agreement;

               "MAJORITY INVESTORS"     the majority of the Investors in value
                                        holding more than 50% of the total
                                        principal amount of the Debentures
                                        outstanding;

               "PAYMENT BUSINESS DAY"   a day (excluding Saturday) on which
                                        banks in Hong Kong and New York are
                                        generally open for business;

               "SAI GROUP"              SAI and those companies appearing in the
                                        corporate chart of SAI as set out in
                                        Part I of Schedule 1 hereof (including
                                        those companies that shall from time to
                                        time become subsidiaries (as defined by
                                        the Companies Ordinance (Cap.

                                        32 of the Laws of Hong Kong) of SAI
                                        after the date of this Agreement;

               "SHARES" the shares in the common stock of SAI existing at the date of this Agreement and all other (if any) stock or shares from time to time and for the time being to be issued ranking pari passu therewith and all other (if any) shares or stock resulting from any sub-division, consolidation or re-classification of the Shares;

               "SUPER-VOTING RIGHTS"    such weighted voting rights of 500,000
                                        votes per Series A Preferred Stock
                                        issued by the Company;

               "WARRANTIES"             the representations and warranties
                                        contained in Clause 5 and Schedule 3
                                        hereof;

               "HK"$                    Hong Kong dollars; and

               "US"$                    United States dollars.

          1.3 Except as otherwise expressly provided, expressions defined in the Companies Ordinance (Cap. 32 of the Laws of Hong Kong) have the same meaning in this Agreement.

          1.4 A reference to a statute or statutory provision includes a reference:

               (a) to that statute or provision as from time to time modified or re-enacted;

               (b) to any repealed statute or statutory provision which it re-enacts (with or without modification); and

               (c) to any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provision.

          1.5  Unless the context otherwise requires:-

               (a)  words in the singular include the plural, and vice versa;

               (b)  words importing any gender include all genders; and

               (c) a reference to a person includes a reference to a body corporate and to an unincorporated body of persons.

          1.6 A reference to a Clause, sub-Clause or Schedule is to a clause, sub-Clause or schedule (as the case may be) of or to this Agreement.

          1.7 The headings are for convenience only and do not affect interpretation.


          2.   ISSUE AND SUBSCRIPTION OF THE DEBENTURE
               ---------------------------------------

          2.1 Subject to fulfilment of the Conditions Precedent, at Completion, each of the Investors shall subscribe for Debentures of such aggregate principal value as set out against its name hereunder and shall pay or procure that there shall be paid to the Company (or any company or person as shall be directed by the Company) the amount of the subscription moneys for the Debentures:

                                                       Aggregate Principal
                                         US$           value of the
                Name of Investor  Subscription Monies  Debenture(s) to be issued
                ----------------  -------------------  -------------------------
                    GML               6,000,000            6,000,000
                    WCIT              2,000,000            2,000,000
                    MC Partners       2,000,000            2,000,000
                    CI 2000           1,500,000            1,500,000
                                  -------------------  -------------------------
                    Total:        US$11,500,000        US$11,500,000

          2.2 Subject to fulfilment of the Conditions Precedent and at Completion, the Company shall, upon receipt of the subscription moneys referred to in Clause 2.1, issue the Debenture(s) at its full principal value to the respective Investors.

          2.3 (a) None of the Funds shall be obliged to subscribe for any of the Debentures if the subscription for the Debentures is not completed simultaneously by the other two Investors in which case subscription hereunder shall be at the Funds' absolute discretion and the Company is obliged to complete the issue of such Debentures to the Funds pursuant to the terms and provisions of this Agreement if the Funds so elect notwithstanding the default by the other Investors but no default by only one of the Investors (not being a Fund) shall excuse the Funds from the performance of the Funds' and the non-defaulting Investor's (not being a Fund) obligations hereunder and Completion so effected shall, for the avoidance of doubt, in no way affect the obligations and the undertakings of the parties contained herein.

               (b) MC Partners shall not be obliged to subscribe for such Debentures as set out against its name in sub-Clause 2.1 if the subscription by the Funds for the Debentures against the Funds' names is not completed simultaneously.

                    If the Funds shall fail to complete the subscription of the Debentures pursuant to sub-Clause 2.1, MC Partners shall be entitled, at its absolute discretion, to subscribe for the Debentures that would have been subscribed by the Funds pursuant to sub-Clause 2.1 but for the Funds' default and the Company shall be obliged to complete the issue of such Debentures to MC Partners pursuant to the terms and provisions of this Agreement if MC Partners so elect.


          3.   CONDITIONS PRECEDENT
               --------------------

          3.1  The following are conditions precedent to Completion:-

               (a) a legal opinion shall have been obtained from the US lawyers, Messrs. Loeb & Loeb, to the satisfaction of the Majority Investors confirming (i) that no approvals or consents need to be applied for from any US authorities, bodies, governmental agencies or institutions in relation to the issue of the Debentures; (ii) that each of SAI and SPC has the power, capacity and authority to issue the Conversion Shares, to enter into this Agreement and the Guarantee and that in doing so it shall not have breached any laws (federal or state), regulations or contractual obligations; (iii) that (subject to approval being obtained on the listing of the Conversion Shares) the issue and allotment of the Conversion Shares will not be in breach of any regulations, codes or laws (federal or state); (iv) that save as mentioned there are no other approvals or consents that need to be applied for or obtained from any US authorities (federal or state) in connection with the transactions or matters contemplated hereunder; (v) that the share structure and other corporate details as contained in
                    Schedule 1 hereof are accurate and correct and not in any way misleading; and (vi) that there are nothing the Majority Investors ought to be aware of or ought to be brought to their attention in relation thereto in order to effect the issue of the Conversion Shares or to maintain or effect the legality, validity and enforceability of this Agreement, the Debenture and the Guarantee against SAI or SPC;

               (b) (if applicable) relevant approval from the Bermuda Monetary Authority shall have been obtained;

               (c) (if applicable) such employment contracts with the key management of the SAI Group shall have been entered upon such terms to the satisfaction of the Funds; and

               (d) (if applicable) such management agreements or other agreements as shall be required by the Funds shall have been entered into or such acts or deeds as shall be required by the Funds shall have been performed to the Funds' satisfaction in order to enable the subscription hereunder to qualify as a VCOC qualifying investment;

          3.2 If the Conditions Precedent are not fulfilled on or before the Long Stop Date, this Agreement (save for Clauses 1, 12 to 17 and this Clause 3) will lapse and become null and void and the parties will be released from all obligations hereunder (save for Clauses 1, 12 to 17 and this Clause 3), save for any liabilities for any antecedent breaches hereof.


          4.   COMPLETION
               ----------

          Subject to fulfilment of the Conditions Precedent, Completion shall take place on the Completion Date and each party referred to below shall perform its respective obligations as follows:-

          4.1  The Company shall:

               (a) (if required by the Investors) deliver evidence in a form reasonably satisfactory to the Majority Investors that the Conditions Precedent referred to in Clause 3 hereof have been duly satisfied and fully complied with (unless otherwise waived by the Majority Investors);

               (b) deliver to the Investors a certified copy of the Board resolution of the Company approving and authorising execution and completion of this Agreement and the issue of the Debenture and the Certificate upon the terms and subject to the Conditions contained herein;

               (c) deliver to the Investors a certified copy of the Board resolution of SAI (i) approving and authorising execution and completion of this Agreement; (ii) the issue of the Debenture and Certificate by the Company upon the terms and subject to the conditions; (iii) approving and authorising the execution of the Guarantee; (iv) approving the issuance of the Conversion Shares upon conversion of the Debenture; and (v) resolving to effect and do all that is necessary to give effect to the Agreement, the Debenture, the Guarantee and the conversion under the Debentures;

               (d) deliver to the Investors a certified copy of Board resolution from each of CIBHL and SPC in each case approving and authorising the execution and completion of this Agreement and the Guarantee and resolving to effect and do all that is necessary to give effect to the Agreement, the Debenture, the Guarantee and the conversion under the Debentures;

               (e) deliver to the Investors, a certified copy of Board resolution from ACL approving and authorising the execution and completion of this Agreement and the ACL Undertaking and resolving to effect and do all that is necessary to give effect to the Agreement, the Debenture and the ACL Undertaking; and

               (f) (against reasonable evidence that the monies referred in 4.2 below having been received from the Investors by the Company) deliver to each of the Investors (or to such persons at such place as the relevant Investor may direct) a Certificate or Certificates duly issued for the amount representing the subscription in favour of the relevant Investor (or its nominee).

          4.2  At Completion, each of the Investors shall:

               (a) deliver to the Company evidence in a form reasonably satisfactory to the Company of its authority for the execution of this Agreement and the subscription of the Debentures thereunder; and

               (b) pay to the Company or as the Company may direct such amount of relevant subscription monies.

          4.3 SAI and CIBHL shall enter into the Guarantee in the form or substantially the same form as set out in Schedule 4 hereof.

          4.4 ACL shall enter into the ACL Undertaking in the form or substantially the same form as set out in Schedule 7 hereof.

          4.5 All the obligations described herein are inter- conditional and none of the transactions shall be completed unless all of them are completed at Completion. Subject to Clause 2.3, none of the parties shall be obliged to complete this Agreement unless the other parties complies fully with their obligations hereunder. Without Prejudice to Clause 2.3, to the extent that the obligations of any parties hereto are not fully complied with at Completion, the other parties not in default may defer Completion to another day or proceed to Completion as far as practicable (without limiting its rights under this Agreement) or treat this Agreement as terminated for breach of a condition.


          5.   REPRESENTATIONS AND WARRANTIES

          5.1 Each of the Company, the Guarantors and ACL (collectively the "WARRANTORS") hereby jointly and severally, represents, warrants and undertakes to each of the Investors that each of the Warranties is true and accurate in all material respects and not misleading as at the date hereof and shall continue to be true and accurate in all material respects and not misleading on each day hereafter up to and including the Completion Date as if repeated on each such day.

          5.2 Each of the Warranties shall be construed as a separate and independent warranty and (save where expressly provided to the contrary) shall not be limited or restricted by reference to or influence from any other term of this Agreement or any other warranty.

          5.3 If any party hereto fails to perform its obligations hereunder or if any of the Warranties shall have been breached prior to Completion then without prejudice to all and any rights or remedies available to the non-defaulting party, it may by notice either require the defaulting party to perform any of its obligation on or prior to Completion or treat the defaulting party as having repudiated this Agreement and rescind the same.

          5.4 Each of the Warrantors represents and warrants that no offer to sell the Securities (as defined in Clause 6) was made in the United States nor did any member of the SAI Group or any of their affiliates or any person acting on its or their behalf engage in any directed selling efforts (as defined in Regulation S of the Securities Act (as defined in Clause 6 below)) in the United States of America with respect to the offer or sale of the Securities (as defined in Clause 6).


          6.   REPRESENTATIONS BY EACH OF THE INVESTORS
               ----------------------------------------

          Each of the Investors hereby represents and warrants that:

          (a) it has full power and authority to enter into this Agreement. This Agreement to which the Investor is a party constitutes the Investor's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganisation or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies;

          (b) it is not a U.S. person (as defined in Regulation S under the Securities Act of 1933, as amended (the "SECURITIES ACT")), was not organised under the laws of any United States jurisdiction and was not formed for the purpose of investing in securities not registered under the Securities Act;

          (c) at the time of execution of this Agreement, it was outside the United States and the sale of the Debentures and the Conversion Shares (collectively the "SECURITIES") has not been prearranged with a buyer in the United States;

          (d) it is purchasing the Securities for its own account for investment purposes and not for distribution;

          (e) all subsequent offers and sales of the Securities (i) (if to be made outside the United States) will be made in compliance with Rule 903 or Rule 904 of Regulation S or (ii) will be made pursuant to registration of the Securities under the Securities Act, or (iii) will be made pursuant to an exemption from registration and that there can be no assurance that it will be able to rely on any such exemption;

          (f) it understands that the Securities are being offered and sold to it in reliance on specific provisions of federal and state laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Investor set forth herein in order to determine the applicability of such provisions; and

          (g) it acknowledges that the Securities have not been registered under the Securities Act as at the date of this Agreement and for a period of 40 days after Completion it will not offer, sell, or deliver the Securities, directly or indirectly, in the United States or to, or for the benefit or account of, U.S. persons except pursuant to registration under the Securities Act or an exemption from such registration. Terms used herein have the meanings specified in Regulation S under the Securities Act.

          7.   SPECIFIC UNDERTAKINGS BY ACL
               ----------------------------

          7.1 ACL hereby irrevocably and unconditionally undertakes that for so long as any of the Debentures are outstanding, no amounts are to be repaid in respect of the ACL Promissory Notes unless:

               (a) there is sufficient positive operating cash flow for working capital, debt repayment and capital expenditure for the ensuing twelve- month period, such sufficiency to be determined by the Majority Investors on the basis of the cash flow forecast presented to it by ACL and/or SAI in the format and substance satisfactory to the Majority Investors; and

               (b) the repayment is made in accordance with the following schedule:

                    Payment Period             Amount
                    --------------             ------

                    1st August, 1996 - 31st July, 1997  up to US$2,000,000 plus accrued interest
                    1st August, 1997 - 31st July, 1998  up to US$1,500,000 plus accrued interest

                    1st August, 1998 - 31st July, 1999up to US$1,500,000 plus
                                              accrued interest
                                              ----------------------------------
                               Total:         US$5,000,000 plus accrued interest

               In the event of dispute as to the sufficiency of the operating cash flow in (a) above, an independent merchant bank of repute or an independent firm of international accountants mutually agreed between ACL and the Majority Investors shall be appointed to determine the sufficiency of such operating cash flow whose decision shall be final and binding on the parties.

          7.2 Each of ACL and SAI hereby undertakes that to the extent that any terms contained in Clause 7.1 above should conflict with any terms of the ACL Promissory Notes, the terms hereunder shall prevail and the ACL Promissory Notes shall be deemed to have been varied or modified to such extent so as to give effect to the provisions hereunder. ACL and SAI shall do and perform all that is necessary to give effect to this provision including the execution of any deeds, document and supplemental agreements.

          7.3 ACL hereby irrevocably and unconditionally undertakes to each of the Investors that for so long as the Debenture is outstanding, ACL shall not without the prior written approval of the Majority Investors, exercise any Super-voting Rights attached to the Series A Preferred Stock to which ACL is entitled.

          7.4 ACL hereby unconditionally and irrevocably undertakes to each of the Investors that for so long as any of the Debentures are outstanding, ACL shall, directly or indirectly, remain the legal and beneficial owner of not less than 51% of the Deemed Total Issued Share Capital of SAI (as defined in sub- Clause 8.5(c)) and retain control over not less than 51% of the voting rights of SAI (which for this purpose shall exclude Super-voting Rights but shall include a substitution of 100,000 votes per Series A Preferred Stock held for the purposes of calculation hereunder). ACL further undertakes that (subject to sub-Clause 8.5 hereof) it shall not sell, mortgage, pledge, charge, assign or otherwise purport to deal with the beneficial interest therein or any right in relation thereto (including voting rights) or create any lien or encumbrance over the Shares and/or the voting rights attached thereto.


          8.   FURTHER COVENANTS
               -----------------

          8.1  Representation
               --------------

               (a) Each of the Company and the Guarantors hereby undertakes to appoint such person as shall be nominated by GML to each of its respective Boards as a director.

               (b) SAI shall appoint such person as shall be nominated by GML as a member of the audit committee of SAI.

               (c) Each of the Company, the Guarantors and ACL shall procure that such appointments referred to in (a) and (b) shall continue for so long as any of the Debentures which are held by GML remains outstanding.

          8.2  Continuing obligations
               ----------------------

               Each of the Company, the Guarantors and ACL hereby undertakes that for so long as any of the Debentures remains outstanding:

               (a) SAI shall and ACL shall procure that SAI shall convene a meeting of its Board at least once every 3 months;

               (b) SAI shall and ACL shall procure that SAI shall deliver to each of the Investors a written agenda for each meeting of the Board, specifying in reasonable detail the matters to be raised at the meeting (together with a copy of the notice for convening the meeting) not less than two (2) working days before the date of the proposed meeting of the Board and each of the Investors shall be entitled to attend, but not to vote (unless if it is a director) at such meeting;

               (c) the Company shall bear all costs and expenses associated with or incurred in connection with attendances at such meetings referred to at (a) above by any of the Investors;

               (d) it shall prepare and provide or procure the preparation or provision of annual audited financial statements of the SAI Group to each of the Investors as soon as practicable after the end of the relevant financial year but in any event no later than 7 days after the filing of such audited financial statements with the U.S. Securities and Exchange Commission, such statements to be prepared in accordance with generally accepted accounting principal and practices and audited by internationally recognised independent firm of accountants acceptable to the Majority Investors;

               (e) it shall prepare and provide to each of the Investors or procure such preparation or provision of quarterly consolidated unaudited management accounts including variance analysis of key financial data showing the financial position and affairs of the SAI Group as soon as practicable after the end of each quarter but in any event no later than 7 days after the filing of such quarterly accounts with the U.S. Securities and Exchange Commission or in the case of the fourth (4th) quarter accounts no later than 60 days after the end of such quarter, such management accounts to be in the same format as a Form 10-Q to be filed with the U.S. Securities and Exchange Commission;

               (f) it shall prepare and provide to each of the Investors or procure such preparation or provision of monthly consolidated management information of the SAI Group including but not limited to critical financial data as soon as practicable after the end of each month but in any event no later than 30 days;

               (g) it shall prepare and deliver or procure such preparation or provision of to each of the Investors no later than the day before the beginning of each financial year a proposed annual operating business plan and budget in the form and substance mutually agreed between SAI and the Majority Investors for the forthcoming financial year;

               (h) it shall allow any of the Investors, at the Investor's expense, to visit and inspect the property and premises of any member of the SAI Group at such reasonable time as may be requested by the relevant Investors;

               (i) it shall prepare and provide to each of the Investors or procure such preparation or provision of copies of all available financial statements, forecast and projection approved by the Board of SAI and all notices, minutes, proxy material, consents and other material provided to the Board of SAI, copies of all filings made with the US Securities and Exchange Commission and any other information relating to the business or financial data of SAI and/or the Company as the Investors may reasonably request;

               (j) it shall procure and ensure that the subscription moneys obtained by the Company from the subscription hereunder shall only be used as working capital to expand the business of the SAI Group and to repay existing debts and for no other purposes;

               (k) it shall ensure that all capital expenditure and related party transactions concerning SAI and/or the Company which require approvals from the respective Boards must first be submitted to the Funds for consultation and discussion before submission to the relevant Board for determination;

               (l) it shall ensure that each of the Funds shall enjoy the following management rights:

                    (i) the rights to be consulted and to give advice to the management in respect of any relevant material development affecting any business of any member of the SAI Group; to discuss the business operations, property and financial or other conditions of any member of the SAI Group with its respective officers, employees and directors; the rights to be consulted with or to give advice to the management on significant business issues or meet regularly with management during each year for such consultation and advice;

                    (ii) the rights to inspect the books and records of SAI and appoint a qualified accountant to inspect SAI's accounting records at such reasonable time and as often as the Funds may reasonably request.

               (m) it shall notify each of the Investors promptly and without any delay after the happening of any events or changes that has a material adverse impact on the business, affairs, prospects, operations, properties, assets or condition of any member of the SAI Group or on ACL as the case may be;

               (n) it shall maintain the authorisation of the quotation of the Shares on NASDAQ and ensure that Conversion Shares to be issued will be authorised for quotation on NASDAQ.

          8.3  Undertakings
               ------------

                    Each of the Company, the Guarantors and ACL hereby further undertakes and agrees that it shall procure that no member of the SAI Group shall at any time and for so long as any of the Debentures remains outstanding (including the exercise of all such voting powers and control it has, directly or indirectly over the members of the SAI Group), save with the prior written approval from each of the Funds:

               (a) make any changes to its capital structure or make any issues, sell or offer any Securities (as defined below) or any rights to subscribe for Securities whatsoever (except options or warrants already issued prior to the date of this Agreement as set out in Part III of Schedule I and Schedule 5 hereof); or

               (b) make any amendment to its memorandum and articles of association or equivalent constitutive documents; or

               (c) effect any merger, reconstruction or amalgamation with any other entity or undertaking; or

               (d) effect any consolidation of all or any of its shares into shares of larger amount or sub-divide all or any of the shares into smaller amounts; or

               (e) vary, modify or abrogate any of the rights attaching to any of the Shares or redeem, purchase or cancel all or any of such Shares.

               For purpose of this sub-Clause, "SECURITIES" means any shares, stocks, debentures, loan stocks, funds, bonds or notes (excluding bank borrowings in the ordinary course of conducting the bearing business) of or issued by any of member of the SAI Group and includes (i) all rights, options or interest in or in respect of the foregoing (ii) certificate of interest or participation in or temporary or interim certificate for, receipt for, or warrants (including covered warrants) to subscribe to or purchase any of the foregoing, and (iii) index-linked instruments, future contracts or any other instruments commonly known as securities.

          8.4  Right of First Refusal
               ----------------------

                    (a) Each of the Company, the Guarantors and ACL hereby agrees that it shall exercise all such voting powers and control it has, directly or indirectly over the members of the SAI Group to procure that for so long as the Funds shall hold in aggregate more than 50% of the total principal amount of the Debentures outstanding if any of the Securities were offered with the approval from the Funds pursuant to Clause 8.3 hereof, such Securities (as defined in sub- Clause 8.3) shall first be offered to each of the Funds by the relevant company in the SAI Group prior to the offer of any of such Securities to any other persons ("FIRST REFUSAL RIGHT") and if such offer is proposed for the first time since the date of this Agreement, in such manner as specified in sub-Clause 8.4(b) hereof.

               (b) The Securities shall first be offered to MC Partners who shall promptly notify the Funds of the terms of such offer and the details in relation thereto. MC Partners shall discuss with the Funds as to the level of their respective participations, it being understood that each of the Funds shall be entitled to participate in full or in such proportions it shall determine by virtue of the First Refusal Right granted to it under sub-Clause 8.4(a) hereof.

          8.5  Negative Pledge
               ---------------

               (a) Without prejudice to sub-Clause 8.3 and Clause 11, for so long as any Debentures remains outstanding SAI, CIBHL, SPC and the Company hereby jointly and severally undertakes :-

                    (i) that none of the members of the SAI Group will create or permit to subsist any Security Interest (as defined below) for the benefit of the holders of any Securities (as defined in sub-Clause 8.3) upon the whole or any part of its property or assets, present or future, including for the purposes of securing (i) payment of any sum due (ii) any payment under any guarantee or (iii) any indemnity or other like obligation;

                    (ii) that no other person (and it shall procure that no other person shall) create or permit to exist any Security Interest upon the whole or any part of the property or assets, present or future, of that other person to secure (i) any Securities (as defined in sub-Clause 8.3) of any member of the SAI Group or
                           (ii) any guarantee of or indemnity in respect of any member of the SAI Group; and

                    (iii) to procure that no person, other than SAI, CIBHL, SPC or the Company, gives any guarantee of or indemnity in respect of the Securities of any member of the SAI Group.

               (b) Without prejudice to sub-Clause 8.3 or of any of the foregoing, for so long as any of the Debentures remains outstanding, ACL undertakes that it shall not create or permit to subsist any Securities Interest (as defined below) upon the whole or any part of its property or assets, present or future, including for the purposes of securing
                    (i) payment of any sum due (ii) any payment under any guarantee or (iii) any indemnity or other like obligation unless:

                    (i) such Securities Interest is created in favour of a financial institution independent of and not connected with ACL or any member of the SAI Group on the one hand and any of the Majority Investors on the other hand;

                    (ii) subject always to Clause 7.4 hereof, in relation to the creation of Securities Interest over any of the Shares held by ACL directly or indirectly, such Securities Interest created shall not result in ACL holding less than 35 per cent. of the Deemed Total Issued Share Capital of SAI (as defined below) free from all Securities Interest; and

                    (iii) ACL shall notify promptly the Majority Investors thereafter of such creation.

               (c) For the purpose of this sub-Clause 8.5, the following words shall have the following meanings:

                    "SECURITY INTEREST" means any pledge, mortgage, lien, charge, hypothecation, encumbrance or other security interest.

                    "DEEMED TOTAL ISSUED SHARE CAPITAL OF SAI" means the total Share capital of SAI deemed to be in issue which for this purpose, shall be the then actual existing total issued Share capital of SAI and (if any Series A Preferred Stock or Series B Preferred Stock is left outstanding) that number of Shares that would have been issued in respect of Series A Preferred Stock and Series B Preferred Stock had the same been all converted immediately prior to the relevant date under consideration as if such Shares form part of the enlarged issued Share capital of SAI in aggregate.

          8.6  Registration
               ------------

               Each of SAI and the Company hereby covenants, undertakes and agrees with the Investors that each Investor shall, if it is deemed to be an "AFFILIATE" under the U.S. Securities Act of 1933 of SAI (which interpretation shall be determined by a U.S. law firm to be agreed between the Funds and SAI or the Securities and Exchange Commission as the case may be), have the right to require SAI and/or the Company to file a registration statement under the Securities Act for a public offering / resale of all or any number of Conversion Shares held by the Investor upon conversion of any of the Debentures, such rights to be exercisable by the delivery of a written notice to SAI and/or the Company (the "NOTICE") specifying in detail the number of Conversion Shares required to be made the subject of the registration, the identity of the Investor and the intended method of resale of the Conversion Shares and SAI and/or the Company shall take all reasonable steps to commence the procedure for such filing within five (5) Business Days of receipt of the Notice.

          8.7  Schedule 13D filing
               -------------------

               Each of ACL, SAI and the Company hereby jointly and severally agrees to assist HPEM, GML and (if required) WCIT in filing
               Schedule 13D as soon as practicable after Completion and in any event no later than seven (7) days after the Completion Date.


          9.   SPECIFIC UNDERTAKINGS BY SAI
               ----------------------------

          9.1 SAI shall issue the Shares upon conversion by the Debentureholders pursuant to the terms of this Agreement and that of the Debentures and shall further keep available for issue, free from pre- emptive rights, out of its authorised but unissued capital sufficient Shares to satisfy in full the Conversion Rights and all other rights for the time being outstanding of subscription for and conversion into Shares.

          9.2 SAI shall not in any way modify the rights attached to the Shares as a class or attach any special restrictions thereto except with the prior written consent from the Funds.

          9.3 SAI shall procure that at no time shall there be an issue of Shares of differing nominal value except with the prior written consent from the Funds.

          9.4 SAI shall use its best endeavours (i) to maintain the authorisation of the quotation of all the issued Shares on NASDAQ; (ii) to obtain and maintain the authorisation of the quotation on NASDAQ (or a listing on an alternative stock exchange approved by the Funds) for all the Shares issued on the exercise of the Conversion Rights attaching to the Debenture.

          9.5 SAI shall provide the Debentureholder with a copy of its annual reports, annual financial statements, interim reports and all other statements and circulars sent by SAI to its shareholders within fourteen days after SAI sends the same to its shareholders.

          9.6 SAI shall ensure that all Shares issued upon conversion of the Debenture will be duly and validly issued, fully paid and non-assessable and will not be subject to pre-emptive rights.


          10.  SPECIFIC UNDERTAKING BY SPC
               ---------------------------

               SPC hereby undertakes that it shall and SAI hereby undertakes that it shall procure SPC shall within 10 Business Days following the first to occur of (a) the repayment in full of all sums due and owing to Foothill Capital Corporation under a Security Agreement dated as 17 March, 1995 between SPC and Foothill Capital Corporation and (b) 31 December 1996 (or such other date as shall be determined by the Majority Investors provided that all the Investors shall first have given their prior written consent to the alteration of this date), execute and deliver to the Investors the Guarantee in substantially the form attached hereto as Schedule 4 (to apply mutatis mutandis). For the avoidance of doubt failure by SPC to sign the Guarantee pursuant to this Clause shall constitute an Event of Default.


          11.  CORPORATE GOVERNANCE
               --------------------

               Unless the prior written approval from the Funds have been obtained, each of the Company, the Guarantors and ACL undertakes that it shall and shall procure that each of them shall exercise all such voting rights and other powers of control as is or shall be available to them to procure that no member in the SAI Group shall:-

               (a)  acquire assets in excess of US$3,000,000;

               (b) borrow, lend or give any guarantee of any amount greater than US$3,000,000;

               (c) sell assets having a fair market value in excess of US$3,000,000;

               (d) make dividend payments in excess of twenty percent (20%) of SAI's Audited Earnings per Share ("EPS") for the relevant financial year. For this purpose, EPS shall mean audited earnings for the year minus or add back extraordinary items as defined under International Accounting Standard IAS8 and adding back interest expenses on the Debenture divided by the total weighted average number of Shares outstanding on a fully diluted basis (including the number of Shares that would have been issued had all the Debentures then outstanding been converted);

               (e) give any charge, mortgage, pledge or other security interest in excess of US$3,000,000;

               (f) enter into any related party transaction which itself exceeds or enter into any related party transactions in any 12-month period which when taken together exceeds US$1,000,000 except where such transaction is a normal commercial arms length transaction entered into in the ordinary course of the SAI Group's business of the manufacturing and sales of bearing products;

               (g)  allow any of the events referred to in this Clause (a) to
                    (e) above to occur if such event will involve such an amount or value (notwithstanding such amount may or may not exceed the relevant limit specified for that event under this Clause (a) to (e) hereof) when added to the existing cumulative total of the value of that event occurring in the preceding 12 months will take the overall cumulative total over 15% of the net asset value of SAI as shown in the latest audited consolidated accounts of SAI.


          12.  NOTICES
               -------

               Any notice required or permitted to be given by or under this Agreement shall be in writing and shall be given by delivering it to the address or facsimile number of the relevant party connected shown below:-

               THE COMPANY    :  c/o China International Bearing Holdings
                                 Limited
                                 19th Floor, First Pacific Bank Centre,
                                 51-57 Gloucester Road, Hong Kong
                                 Tel: (852) 2865 1511
                                 Fax: (852) 2865 4293
                                 ATTN.: MR. BILLY KAN / MR. ROGER LI

               SAI            :  c/o China International Bearing Holdings
                                 Limited
                                 19th Floor, First Pacific Bank Centre,
                                 51-57 Gloucester Road, Hong Kong
                                 Tel: (852) 2865 1511
                                 Fax: (852) 2865 4293
                                 ATTN.: MR. BILLY KAN / MR. ROGER LI

               SPC            :  c/o China International Bearing Holdings
                                 Limited
                                 19th Floor, First Pacific Bank Centre,
                                 51-57 Gloucester Road, Hong Kong
                                 Tel: (852) 2865 1511
                                 Fax: (852) 2865 4293 ATTN.:
                                 Mr. Billy Kan / Mr. Roger Li

               ACL            :  c/o China International Bearing Holdings
                                 Limited
                                 19th Floor, First Pacific Bank Centre,
                                 51-57 Gloucester Road, Hong Kong
                                 Tel: (852) 2865 1511
                                 Fax: (852) 2865 4293
                                 ATTN.: MR. BILLY KAN / MR. ROGER LI

               CIBHL          :  19th Floor, First Pacific Bank Centre,
                                 51-57 Gloucester Road, Hong Kong
                                 Tel: (852) 2865 1511
                                 Fax: (852) 2865 4293
                                 ATTN.: MR. BILLY KAN / MR. ROGER LI

               GML            :  c/o HPEM, 10th Floor, Citibank Tower,
                                 3 Garden Road, Hong Kong
                                 Tel: (852) 2845 7688
                                 Fax: (852) 2845 9992
                                 ATTN.: MR. GEORGE RAFFINI / MR. BRIAN LAW

               WCIT           :  c/o HPEM, 10th Floor, Citibank Tower,
                                 3 Garden Road, Hong Kong
                                 Tel: (852) 2845 7688
                                 Fax: (852) 2845 9992

                                    ATTN.: MR. GEORGE RAFFINI / MR. BRIAN LAW

               MC PARTNERS    :     c/o MC Capital Asia Pte Limited
                                    Unit No. 1002 C/D 10th Floor,
                                    Tower 1, Admiralty Centre,
                                    10 Harcourt Road, Hong Kong
                                    Tel: (852) 2866 3393
                                    Fax: (852) 2866 2693
                                    ATTN.: MR. YUJI KOMIYA/MR. TATSUYA
                                           KUROYANAGI

               CI 2000        :     c/o Banque Worms, Hong Kong Branch
                                    39th Floor, Central Plaza
                                    18 Harbour Road, Hong Kong
                                    Tel: (852) 2802 8382
                                    Fax: (852) 2802 8065
                                    ATTN.: MR. FABRICE JACOB/MR. ANTOINE
                                           FOSSORIER

               or to such other address or facsimile number at the party concerned may have been notified to the other party pursuant to this Clause and may be given by sending it by hand to such address or by facsimile transmission to such facsimile number, or to such other address or facsimile number as the party concerned may have notified to the other party in accordance with this Clause. Such notice shall be deemed to be served on the day of delivery or facsimile transmission (or, if the day of delivery or transmission is not a Business Day or if the delivery or transmission is made after 5:00 p.m. Hong Kong time, deemed to be served on the immediately following Business Day), or if sooner upon acknowledgement of receipt by or on behalf of the party to which it is addressed.


          13.  COSTS AND EXPENSES
               ------------------

               The legal costs incurred by the Funds in connection with the preparation and negotiation of this Agreement shall be borne by the Company.

          14.  GOVERNING LAW AND JURISDICTION
               ------------------------------

          14.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and each party hereby submits to the non-exclusive jurisdiction of the courts of Hong Kong as regards any claim or matter arising under this Agreement.

          14.2 Each of the parties hereto irrevocably agrees for the benefit of each of the Investors that the courts of Hong Kong shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

          14.3 Each of the parties hereto irrevocably waives any objection it might now or hereinafter have to the courts referred to in sub-Clause 14.1 above nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such courts is not a convenient or appropriate forum.

          14.4 Each of the Company, SAI, ACL and SPC hereby irrevocably appoints CIBHL (details of which are set out below) and CIBHL hereby accepts such appointment as each of their process agent to receive and acknowledge on its behalf service of any writ, summons, order, judgement or other notice of legal process in Hong Kong. Each of GML, WCIT, MC Partners and CI 2000 also hereby irrevocably appoints the persons set out against its name below to be its process agent:-

               Company   :  China International Bearing Holdings Limited
               -------      19th Floor, First Pacific Bank Centre,
                            1-57 Gloucester Road, Hong Kong
                            Tel: (852) 2865 1511
                            Fax: (852) 2865 4293
                            ATTN.: MR. BILLY KAN / MR. ROGER LI

               SAI       :  China International Bearing Holdings Limited
               ---          19th Floor, First Pacific Bank Centre,
                            51-57 Gloucester Road, Hong Kong
                            Tel: (852) 2865 1511
                            Fax: (852) 2865 4293
                            ATTN.: MR. BILLY KAN / MR. ROGER LI


               ACL       :  China International Bearing Holdings Limited
               ---          19th Floor, First Pacific Bank Centre,
                            51-57 Gloucester Road, Hong Kong
                            Tel: (852) 2865 1511
                            Fax: (852) 2865 4293
                            ATTN.: MR. BILLY KAN / MR. ROGER LI


               SPC       :  China International Bearing Holdings Limited
               ---          19th Floor, First Pacific Bank Centre,
                            51-57 Gloucester Road, Hong Kong
                            Tel: (852) 2865 1511
                            Fax: (852) 2865 4293
                            ATTN.: MR. BILLY KAN / MR. ROGER LI

               GML           :  HPEM, 10th Floor, Citibank Tower,
               ---              3 Garden Road, Hong Kong
                                Tel: (852) 2845 7688
                                Fax: (852) 2845 9992
                                ATTN.: MR. GEORGE RAFFINI / MR. BRIAN LAW


               WCIT          :  HPEM, 10th Floor, Citibank Tower,
               ----             3 Garden Road, Hong Kong
                                Tel: (852) 2845 7688
                                Fax: (852) 2845 9992
                                ATTN.: MR. GEORGE RAFFINI / MR. BRIAN LAW


               MC Partners   :  MC Capital Asia Pte Limited
               -----------      Unit No. 1002 C/D 10th Floor,
                                Tower 1, Admiralty Centre,
                                10 Harcourt Road, Hong Kong
                                Tel: (852) 2866 3393
                                Fax: (852) 2866 2693
                                ATTN.: MR. YUJI KOMIYA/MR. TATSUYA KUROYANAGI


               CI 2000       :  Banque Worms, Hong Kong Branch
               -------          39th Floor, Central Plaza
                                18 Harbour Road, Hong Kong
                                Tel: (852) 2802 8382
                                Fax: (852) 2802 8065
                                ATTN.: MR. FABRICE JACOB/MR. ANTOINE FOSSORIE


          14.5 Each of the parties hereby consent generally in respect of any legal action or proceeding arise out of or in connection with this Agreement to the giving of any relief or any issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgement which may be made or given in such action or proceeding.


          15.  ANNOUNCEMENTS AND CONFIDENTIALITY
               ---------------------------------

          15.1 Subject to sub-Clause 15.2 below, no announcement or disclosure concerning the Agreement or any ancillary matter nor concerning any information of a confidential or proprietary nature of ACL or any member of the SAI Group shall be made by any parties hereto without the prior written approval of the other parties, any such approval not to be unreasonably withheld or delayed.

          15.2 Either party may disclose information concerning this Agreement or any ancillary matter which would otherwise be confidential if and to the extent:

               (i)    required by the law of any relevant jurisdiction;

               (ii)   required by existing contractual obligations;

               (iii) required by any securities exchange or regulatory or governmental body to which either party is subject or submits, wherever situated, whether or not the requirement for information has the force of law;

               (iv) required to vest the full benefit of the Agreement in the other either parties;

               (v) disclosed to the professional advisors, auditors and bankers of each party;

               (vi) the information has come into the public domain through no fault of that party; or

               (vii) the other party has given prior written approval to the disclosure, such approval not to be unreasonably withheld or delayed in which case the party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement with the other parties before making such announcement PROVIDED THAT any such announcement shall be made only after consultation with or notice to the other party.

          15.3 Subject to sub-Clause 15.2, each party shall treat as strictly confidential all information received or obtained as a result of entering into or performing the Agreement which relates to the provisions of the Agreement, the negotiations relating to the Agreement, the subject matter of the Agreement or the other parties.

          15.4 Notwithstanding any termination of this Agreement, the restrictions contained in this Clause shall continue to apply after such termination for a period of five years thereafter.


          16.  GENERAL PROVISIONS
               ------------------

          16.1 As regards any date or period time shall be of the essence of this Agreement.

          16.2 This Agreement shall be binding on and enure for the benefit of the successors of each of the parties and shall not be assignable.

          16.3 The exercise of or failure to exercise any right to remedy in respect of any breach of this Agreement shall not, save as provided herein, constitute a waiver by such party of any other right or remedy it may have in respect of that breach.

          16.4 Any right or remedy conferred by this Agreement on any party for breach of this Agreement (including without limitation the breach of any representations and warranties) shall be in addition and without prejudice to all other rights and remedies available to it in respect of that breach.

          16.5 This Agreement constitutes the entire agreement between the parties with respect to its subject matter (neither party having relied on any representation or warranty made by the other party which is not contained in this Agreement) and no variation of this Agreement shall be effective unless made in writing and signed by all of the parties.

          16.6 This Agreement supersedes all and any previous agreements, arrangement or understanding between the parties relating to the matters referred to in this Agreement and all such previous agreements, understanding or arrangements (if any) shall cease and determine with effect from this date hereof.

          16.7 If at any time any provision of this Agreement is or becomes illegal, void or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.


          17.  COUNTERPARTS
               ------------

               This Agreement may be executed by the parties hereto in any number of counterparts and on separate counterparts, each of which when so executed shall be deemed an original but all of which shall constitute one and the same instrument and is binding on all parties.

          AS WITNESS whereof this Agreement has been duly executed on the date first above written.

                                  SCHEDULE 1
          ----------------------------------

                                    PART I
          --------------------------------


          I.   CORPORATE CHART
               ---------------

                        [CORPORATE CHART APPEARS HERE]



          * Subject to qualification contained in Clause 4.2 of Schedule 3

          II.  OTHER CORPORATE DETAILS


                              SUNBASE ASIA, INC.
                              ------------------


               Date of Incorporation    :  21st September, 1994

               Place of Incorporation   :  State of Nevada, United States

               Registered Office        :  1280 Terminal Way,
                                           Suite 3, Reno,
                                           Nevada 89502,
                                           United States

               Registered Number        :  14740-94

               Authorised Share Capital :  COMMON:
                                           -------
                                           50,000,000 shares of US$0.001 each

                                           PREFERRED:
                                           ----------
                                           25,000,000 shares of US$0.001 each

               Issued Share Capital     :  COMMON:
                                           -------
                                           12,711,104 shares of US$0.001 each

                                           PREFERRED:
                                           ----------
                                           Series A Preferred Stock
                                           ------------------------
                                           36 shares
                                           Series B Preferred Stock
                                           ------------------------
                                           6,800 shares

               Shareholders             :  Asean Capital Ltd. : 80.69%
                                           Public: 19.31%

               Directors                :  Gunter Gao
                                           Billy Kan
                                           William Mckay
                                           Roger Li Yuen Fai
                                           Linda Yang
                                           Franco Ho Cho Hing
                                           Philip Yuen

               Secretary                :  Davis Lai Kwun Fai

                        CHINA BEARING HOLDINGS LIMITED
                        ------------------------------


               Date of Incorporation      :  10th January, 1994

               Place of Incorporation     :  Bermuda

               Registered Office          :  Cedar House,
               41 Cedar Avenue,
               Hamilton HM 12,
               Bermuda

               Registered Number          :  N/A

               Authorised Share Capital   :  1,200,000 shares of US$0.01 each

               Issued Share Capital       :  1,200,000 shares of US$0.01 each

               Shareholders               :  100% held by Sunbase Asia

               Directors                  :  Gunter Gao
                                             Linda Yang
                                             Peter Bubenzer
                                             Judith Collis
                                             Billy Kan
                                             Roger Li

               Secretary                  :  Linda Yang

                CHINA INTERNATIONAL BEARING (HOLDINGS) LIMITED
                ----------------------------------------------

               Date of Incorporation      :     23rd June, 1993
               Place of Incorporation     :     Hong Kong


               Registered Office          :     19th Floor, First Pacific Bank
                                                Centre 51-57 Gloucester Road
                                                Wanchai, Hong Kong

               Registered Number          :     429038

               Authorised Share Capital   :     HK$10,000

               Issued Share Capital       :     2 shares of HK$1.00 each

               Shareholders               :     100% held by China Bearing
                                                Holdings Limited

               Directors                  :     Gunter Gao
                                                Linda Yang
                                                Billy Kan
                                                Roger Li

               Secretary                  :     Astrine Limited

                  HARBIN SUNBASE DEVELOPMENT COMPANY LIMITED
                  ------------------------------------------



               Date of Incorporation   :  28th January, 1993

               Place of Incorporation  :  China


               Registered Office       :  158 Zhong Shan Road,
                                          Harbin, China

               Registered Number       :  (1993) 539

               Authorised Capital      :  RMB50,000,000

               Capital Contribution    :  RMB50,000,000

               Shareholders            :  China International Bearing
                                          (Holdings) Limited: 99%
                                          Harbin Hazhou Bearing

               Distributing Company    :  1%

               Directors               :  Gunter Gao
                                          Linda Yang
                                          Roger Li Yuen Fai
                                          Peter Lam Chi Keong
                                          Davis Lai Kwun Fai
                                          Bi Qiu-Yuan
                                          Mok Chei Wai

               Secretary               :  N/A

                     HARBIN XINHENGLI DEVELOPMENT CO. LTD.
                     -------------------------------------


               Date of Incorporation   :  18th September, 1993


               Place of Incorporation  :  China


               Registered Office       :  160 Zhong Shan Road,
                                          Harbin, China

               Registered Number       :  Harbin BR711

               Authorised Capital      :  RMB50,000,000

               Capital Contribution    :  RMB50,000,000

               Shareholders            :  China International Bearing (Holdings)
                                          Limited: 99.9% Harbin Everising
                                          Construction and Development Co. Ltd.:
                                          1%

               Directors               :  Gunter Gao
                                          Linda Yang
                                          Davis Lai Kwun Fai
                                          Liu Guang Zhi
                                          Mok Chei Wai

               Secretary               :  N/A

                        HARBIN BEARING COMPANY LIMITED
          --------------------------------------------


               Date of Incorporation   :  28th December, 1993

               Place of Incorporation  :  China

               Registered Office       :  14 Hongqi Street,
                                          Harbin, China

               Registered Number       :  12802473-0

               Authorised Capital      :  RMB300,000,000

               Capital Contribution    :  RMB300,000,000

               Shareholders            :  Harbin Xinhengli Development
                                                  Co. Ltd. 41.57%
                                          Harbin Sunbase Development Co. Ltd.
                                                  10%
                                          Harbin Bearing Holdings Company:
                                                  33.33%
                                          Employees: 15%
                                          Harbin Xin Da Di Electrical Machinery
                                                  Equipment Company:  0.1%

               Directors               :  Gunter Gao
                                          Linda Yang
                                          Lai Kwun Fai
                                          Ma Ji Bo
                                          Shun Hong Bin
                                          Zhang Zheng Bin
                                          An Fong Ming
                                          Ye Ruan
                                          Mok Chei Wai


               Secretary               :  N/A

                      SMITH ACQUISITION COMPANY, INC. DBA
                      -----------------------------------

                          SOUTHWEST PRODUCTS COMPANY
                          --------------------------

              Date of
              Incorporation     :     20th March, 1990

              Place of
              Incorporation     :     State of California,
                                      United States

              Registered
              Office            :     2240 Buena Vista,
                                      Irwindale, CA 91706,
                                      United States

              Registered
              Number            :     3855488-7

              Authorised
              Capital           :     Share Common:
                                      10,000,000 shares of US$0.01 each

              Preferred         :     4,000,000 shares with no par value

              Issued Share
              Capital           :     Common:
                                      US$3,400,000

              Shareholders      :     100% held by Sunbase Asia

              Directors         :     Billy Kan
                                      Roger Li
                                      William R. Mckay
                                      Dickens Chang
                                      Peter Lam Chi Keong

              Secretary         :     William R. Mckay

                      SHANGHAI SOUTHWEST BEARING COMPANY
                      ----------------------------------

              Date of
              Incorporation     :     2nd August, 1994

              Place of
              Incorporation     :     China

              Registered
              Office            :     937 Zhongshan Nan Yi Road
                                      Shanghai, China

              Registered
              Number            :     Shanghai BR5202

              Authorised
              Capital           :     US$3,600,000

              Capital
              Contribution      :     US$3,600,000

              Shareholders
              Factory:          :     Shanghai Hongxing Bearing
                                      72.22%
              Southwest Products
              Company:
              27.78%

              Directors         :     Yang Shu Jie
              :                       (others to be appointed later) (Note:
                                      according to Joint Venture agreement, 4
                                      directors are nominated from Shanghai
                                      Hongxing and 2 directors are nominated
                                      from Southwest Products)

               Secretary        :     N/A

                                   PART III
                                   --------

          STATUS AND CHARACTERISTICS OF THE SECURITIES ISSUED BY SAI
          ----------------------------------------------------------


          1.   SERIES A WARRANTS
               -----------------

               SAI has outstanding an aggregate of 10,392,167 Series A Warrants (the "WARRANTS") to acquire an aggregate of 148,459.52 shares of SAI Common Stock. The Warrants expire on June 30, 1998. For each share of Common Stock to be purchased, the holder is required to deliver 70 Warrants together with an exercise price per share of Common Stock of $175.00.

          2    SERIES A PREFERRED STOCK
               ------------------------

               The holders of the Series A Preferred Stock have the right to convert each share of the Series A Preferred Stock into 100,000 shares of Common Stock.

          3.   SERIES B PREFERRED STOCK
               ------------------------

               To the extent that the holders do not elect to redeem the shares of Series B Preferred Stock in connection with a public offering of SAI Common Stock, the Series B Preferred Stock is convertible into Common Stock on the basis of 100 shares of Common Stock for each share of Series B Preferred Stock. If, by the date which is two years after the date on which the shares of Series B Preferred Stock are distributed to the holders, such holders have not been able to redeem their shares because SAI has not made a public offering as specified, the Series B Preferred Stock will be automatically converted into shares of Common Stock on the following basis: On the first business day following the expiration of the two year period, each share is to be automatically converted into that number of shares of Common Stock that equals $500.00 divided by the lesser of $5.00 or the average closing price of SAI Common Stock computed by taking the then most recent 60 consecutive trading days when SAI Common Stock is traded at a minimum volume of 2,000 shares per day for 45 of those 60 consecutive trading days.

                                  SCHEDULE 2
                                  ----------

                              FORM OF CERTIFICATE
                              -------------------


                      [                ] HOLDINGS LIMITED


               (INCORPORATED IN BERMUDA WITH LIMITED LIABILITY)


                   [US$             ] CONVERTIBLE DEBENTURE


          Issued pursuant to the Memorandum of Association and Bye-laws of [_] Holdings Limited and a resolution of its Board of Directors passed on [_], 199[_].

          THIS IS TO CERTIFY that [_] whose registered office is situate at [_] is the registered holder (the "DEBENTUREHOLDER") of the above-mentioned Convertible Debenture (the "DEBENTURE"). The Debenture is issued with the benefit of and subject to the terms and conditions attached hereto which shall form an integral part of this Certificate.

          GIVEN under the Seal of [_] Holdings Limited this day of _____________, 199[_].



                                    __________________________________________
                                    Director



                                    __________________________________________
                                    Secretary / Director



          The Debenture cannot be transferred to bearer on delivery and is only transferable to the extent permitted by Condition 4 of the terms and conditions thereof. This Certificate must be delivered to the secretary of [_] Holdings Limited for cancellation and reissue of an appropriate certificate in the event of any such transfer.

          The Debenture has not been registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be exercised by or on behalf of U.S. persons unless registered or an exemption from registration is available.

                    TERMS AND CONDITIONS OF THE DEBENTURES
                    --------------------------------------

          The Debenture shall be held subject to and with the benefit of the terms and conditions set out below. Expressions defined in the Subscription Agreement dated [ ], 199[6] (the "SUBSCRIPTION AGREEMENT") between Asean Capital Limited, China International Bearing Holdings Limited, Sunbase Asia, Inc., Smith Acquisition Company, Inc., Glory Mansion Limited, Wardley China Investment Trust, MC Partners Asia Limited, Chine Investissement 2000 and China Bearing Holdings Limited (the "COMPANY") relating to the Debenture shall bear the same meaning in this Certificate.

          1.   PERIOD
               ------

               Subject as provided herein, the outstanding principal amount of the Debentures shall be converted into Shares and/or shall be repaid subject to and in accordance with the terms of the Debentures on the third anniversary of the date of issue of the Debentures (the "MATURITY DATE").

          2.   STATUS, FORM, DENOMINATION AND TITLE
               ------------------------------------

          (A)  STATUS

               The obligations of the Company arising under the Debentures constitute general, unsecured obligations of the Company and rank, and will rank equally among themselves and pari passu with all other present and future unsecured and unsubordinated obligations of the Company except for obligations accorded preference by mandatory provisions of applicable law. No application will be made for a listing of the Debentures.

          (B)  FORM AND DENOMINATION

               The Debentures are issued in registered form in the denomination of US$250,000 each. Debenture certificate(s) (each a "CERTIFICATE") will be issued to each Debentureholder in respect of its registered holding(s) of Debenture(s). Each Debenture and each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Debentureholder kept by the Company.

          (C)  TITLE

               Title to the Debentures passes only by registration in the register of Debentureholders. The holder of any Debenture will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder.

          3.   NEGATIVE PLEDGE
               ---------------

               The Company, SAI, CIBHL, SPC and ACL have given in the Subscription Agreement certain negative pledges over creation of Securities Interest (as defined in the Subscription Agreement) for so long as any of the Debentures remains outstanding.


          4.   TRANSFERS OF DEBENTURES; ISSUE OF CERTIFICATES
               ----------------------------------------------

          (A)  TRANSFER

               (i) No Debentures may be transferred by any Debentureholders unless such transfer is in accordance with the provisions of (A)(ii) below.

               (ii) Debentures held by any of the Investors may be transferred at any time provided that:

                      (a) such proposed transfer is in respect of half of or the entire amount of the principal amount of the Debentures then outstanding and held by that Investor or in the case of the Investor being a Fund, the Funds taken together in aggregate. No other transfer of any other amounts shall be allowed unless with the approval of the Company;

                      (b) the Certificate(s) evidencing the Debenture(s) with the form of transfer duly completed and signed shall have been lodged with the specified office of the Company in accordance with the provisions at (iii) below; and

                      (c) (in the event of a transfer by any of the Funds only) if the proposed transfer is to a transferee outside the HSBC Group (as defined below) such transfer must specify that the transferee shall not have assigned to it nor in any way enjoy or benefit from the various rights relating to management hitherto enjoyed by and granted to the Funds pursuant to the Subscription agreement.

               (iii)  (a)  the form of transfer shall be in a form previously agreed between the Company and the Debentureholders and shall be executed under the hand of the transferor and the transferee (or their duly authorised representatives) or, where either the transferor or transferee is a corporation, under its common seal (if any) and under the hand of one of its officers duly authorised in writing or otherwise executed by a duly authorised officer thereof. In this Condition "transferor" shall, where the context permits or requires, include joint transferors or can be construed accordingly.

                      (b) the Certificate of the Debenture must be delivered for registration to the Company accompanied by (i) a duly executed form of transfer; (ii) in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so; (iii) such other evidence as the Company may reasonably require if the form of transfer is executed by some other person on behalf of the Debentureholder; and (iv) such other evidence as the Company may reasonably require to support that the conditions and requirements of this Condition are satisfied.

               (iv) For so long as neither the Debentures nor the Conversion Shares have been registered under The Securities Act of 1933 or under the securities laws of any other jurisdiction, the Debentures and the Conversion Shares must not be sold unless such securities are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. SAI may cause the certificate or certificates evidencing all or any of the Conversion Shares to bear a legend to that effect.

               (v) For the purposes of this Condition 4(A), "HSBC GROUP" shall mean any company or entity which is at any time a member of the Hongkong Bank Group or which (or the holding company of which) has its operation managed by a member of the Hongkong Bank Group and "HONGKONG BANK GROUP" means HSBC Holdings PLC and its subsidiaries.

          (B)  DELIVERY OF NEW CERTIFICATES

               Subject to compliance with applicable securities laws and regulations, the Company shall, within 7 Business Days of receipt of such documents from the Debentureholder, cancel the existing Certificate and issue a new certificate under the seal of the Company, in favour of the transferee or assignee as applicable. Where only part of a principal amount (being that of one or more Debentures) of the Debentures in respect of which a Certificate is issued is to be transferred, converted or redeemed, a new Certificate in respect of the Debenture not so transferred, converted or redeemed will, within three (3) Business Days of delivery of the original Certificate to the Company be available for collection by the Debentureholders.

          (C)  FORMALITIES FREE OF CHARGE

               Registration of transfer of Debentures will be effected without charge by or on behalf of the Company, but upon payment (or the giving of such indemnity as the Company may require) in respect of any tax or other governmental charges which may be imposed in relation to such transfer.

          (D)  For the purpose of this Condition, any change in:

               (i) the beneficial ownership of the Debentureholder (whether or not the registered holder of the Debenture is changed); or

               (ii) the ultimate control of the Debentureholder

               shall be regarded as a transfer of the Debentures, and the Debentureholder shall procure that the conditions, requirements and other provisions regarding transfer under this Condition shall be followed and complied with by the beneficial owner of the Debentures and by its ultimate controller and ultimate beneficial shareholder accordingly.


          5.   INTEREST
               --------

          (A) Subject to Condition 5(B) below, the Debentures will bear interest from the date of issue on the principal amount of the Debentures outstanding from time to time at the rate of the higher of (i) 5 per cent. per annum (net of withholding tax, if applicable) and (ii) such percentage of the dividend yield calculated by reference to dividing the annual dividend declared per Share by the Conversion Price. The interest will, subject as provided herein, be payable by the Company quarterly in arrears on dates falling three months, six months, nine months, one year, one year and three months, one year and six months, one year and nine months and two years, two years and three months, two years and six months, two years and nine months after the date of issue of the Debenture.

          (B) In the event that the Debentureholder has converted part or whole of the principal amount of the Debentures into Shares, the Debentureholder shall be entitled to interest in respect of such part or whole of the principal amount for the period from the last preceding interest payment date (or the date of issue of the Debenture, as the case may be) up to the Conversion Date concerned.

          6.   PAYMENTS
               --------

          (A) Payment of the interest and principal (if any) in respect of the Debentures shall be made on the due dates into such bank account as the Debentureholder may notify the Company in writing from time to time. All payments by the Company shall be made in United States dollars.

          (B) If the due date for payment of any amount in respect of the Debentures is not a Payment Business Day, the Debentureholder will be entitled to payment on the next following Payment Business Day in the same manner together with interest accrued in respect of any such delay.


          7.   CONVERSION
               ----------

          (A)  CONVERSION RIGHT

          (a) The Conversion Right: Subject as hereinafter provided, the Debentureholders have the right to convert the whole or part of the principal amount of the Debentures into Shares at any time and from time to time, from the date of issue of the Debenture up to the close of business on the Maturity Date in amounts of not less than US$250,000 (and in integral multiples thereof) on each conversion. The Company shall procure that such Shares be issued by SAI upon the exercise of such right hereunder.

          (b) Number of Shares: The number of Shares to be issued on conversion of a Debenture will be determined by dividing the principal amount of the Debenture to be converted by the Conversion Price in effect at the Conversion Date (both as hereinafter defined). On conversion the right of the converting Debentureholder to repayment of the principal amount of the Debentures being converted shall be extinguished and released, and in consideration and in exchange therefor SAI shall allot and issue Shares credited as paid up in full as provided in this Condition. A Conversion Right may be exercised in respect of one or more Debentures. If more than one Debenture held by the same holder is converted at any one time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Debentures to be converted.

          (c) Fractions of Shares: Fractions of Shares will not be issued on conversion. Notwithstanding the foregoing, SAI will upon conversion of Debenture pay in cash in United States dollars a sum equal to such portion of the principal amount of the Debenture or Debentures evidenced by the Certificate deposited in connection with the exercise of Conversion Rights as corresponds to any fraction of a Share not issued as a result if such sum exceeds US$10.

          (d) Conversion Price: The price at which Shares will be issued upon conversion (the "CONVERSION PRICE") will initially be US$5.00 per Share but will be subject to adjustment in the manner provided in this Condition.

          (e) Meaning of "Shares": As used in these Conditions, the expression "SHARES" means shares of SAI listed and traded on NASDAQ or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of SAI.

          (f) Conversion Date: The conversion date in respect of a Debenture must fall at a time when the Conversion Right attaching to the Debenture is expressed in these Conditions to be exercisable and will be deemed to be the Business Day immediately following the date of the surrender of the Certificate in respect of such Debenture and the delivery of such Conversion Notice (as defined below).

          (g) Status of Conversion Shares: The Shares issued upon conversion of the Debenture will in all respects rank pari passu with the Shares in issue on the relevant Registration Date (as defined below). Save as set out in these Conditions, a holder of Shares issued on conversion of Debenture shall not be entitled to any rights the record date for which precedes the relevant Registration Date.

          (B)  CONVERSION PROCEDURE

          (a) Conversion Notice: To exercise the Conversion Right attaching to any Debenture, the holder thereof must complete, execute and deposit during normal business hours at the specified office of the Company a notice of conversion (a "CONVERSION NOTICE"). The Conversion Notice must state a certification as contained in
               Schedule 6 of the Subscription Agreement.

          (b) Registration: As soon as practicable, and in any event not later than 7 days after the Conversion Date, SAI will, in the case of Debentures converted on exercise of the Conversion Right and in respect of which a duly completed Conversion Notice has been delivered and the relevant Certificate and amounts payable by the relevant Debentureholder deposited as required, register the person or persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Shares in its Share register and will cause its share registrar to mail, such certificate or certificates to the person and at the place specified in the Conversion Notice, together with any other securities, property or cash required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof. The person or persons will become the holder of record of the number of Shares issuable upon conversion with effect from the date he is or they are registered as such in the SAI's register of members (the "REGISTRATION DATE").

          (c) Subsequent Adjustments: Debentures which are converted will be cancelled by removal of the Debentureholder's name from the register of Debentureholders on the relevant Registration Date. If the Conversion Price is adjusted with effect (retroactively or otherwise) from a date falling on or before the Registration Date of any Shares issued on conversion of a Debenture the Debentureholder's entitlement to which was arrived at on the basis of the unadjusted Conversion Price, SAI will procure that the provisions of this sub-paragraph shall be applied, mutatis mutandis, to the number of additional Shares which would have been required to be issued on conversion of such Debenture if the relevant adjustment had been given effect to as at the Conversion Date.

          (C)  ADJUSTMENTS IN CONVERSION PRICE

               The Conversion Price shall from time to time be adjusted in accordance with the following relevant provisions and if the event giving rise to any such adjustment shall be such as would be capable of falling within more than one of the following sub-paragraphs, it shall fall within the first of the applicable paragraphs to the exclusion of the remaining paragraphs:

               (a) If and whenever the SAI Shares by reason of any consolidation or sub- division become of a different nominal amount (par value), the Conversion Price in force immediately prior thereto shall be adjusted by multiplying it by the revised nominal amount (par value) and dividing the result by the former nominal amount(par value). Each such adjustment shall be effective from the close of business in Hong Kong on the day immediately preceding the date on which the consolidation or sub-division becomes effective.

               (b) If and whenever SAI shall issue any SAI Shares (except if such issue is made as a result of an election to receive scrip instead of cash dividend provided that if such scrip is valued at the closing market price of the SAI Share on the date the dividend is declared) credited as fully paid by way of capitalisation of profits or reserves (including any share premium account and capital redemption reserve fund), the Conversion Price in force immediately prior to such issue shall be adjusted by multiplying it by the aggregate nominal amount of the issued and paid up SAI Shares immediately before such issue and dividing the result by the sum of such aggregate nominal amount and the aggregate nominal amount of the SAI Shares issued in such capitalisation. Each such adjustment shall be effective (if appropriate retroactively) from the commencement of the day next following the record date for such issue.

               (c) If and whenever SAI shall make any Capital Distribution (as defined below) to holders of SAI Shares (in their capacity as such) (whether on a reduction of capital or otherwise) the Conversion Price in force immediately prior to such distribution shall be adjusted by multiplying it by the following fraction:-

                                         A - B
                                         -----
                                           A

                    where:

                    A   =     the closing market price (as defined below) per
                              SAI Share on the dealing date immediately preceding the date on which the Capital
                              Distribution is publicly announced or (failing any such announcement) the day preceding the date of the Capital Distribution; and

                    B   =     the fair market value on the day of such
                              announcement or if no such announcement was made
                              (as the case may require) the day before the date of the Capital Distribution, as determined by an independent merchant bank or such professional adviser jointly approved by SAI and the Majority
                              Investors of that portion of the Capital
                              Distribution or of such rights which is
                              attributable to one Share,

                    such adjustment shall be effective (if appropriate retroactively) from the commencement of the day next following the record date for the Capital Distribution.

               (d) If and whenever SAI shall offer to holders of SAI Shares new Shares for subscription by way of rights, or shall grant to holders of Shares any options or warrants to subscribe for new SAI Shares, at a price which is less than the lower of the market price and the Conversion Price at the date of the announcement of the terms of the offer or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the date of the announcement of such offer or grant by the following fraction:-

                                         C + D
                                         -----
                                         C + E

                    where:

                    C   =     the number of SAI Shares in issue immediately
                              before the date of such announcement;

                    D   =     the number of SAI Shares which the aggregate of
                              the two following amounts would purchase at the lower of such market price and the Conversion
                              Price:

                              (a) the total amount (if any) payable for the rights, options or warrants being offered or granted; and

                              (b) the total amount payable for all of the new SAI Shares being offered for subscription or comprised in the options or warrants being granted; and

                    E   =     the aggregate number of SAI Shares offered for
                              subscription or comprised in the options or warrants being granted.

                    Such adjustment shall become effective (if appropriate retroactively) from the commencement of the day next following the record date for the relevant offer or grant.

                    (e) (aa) If and whenever SAI shall issue wholly for cash any securities which by their terms are convertible into or exchangeable for or carry rights of subscription for new SAI Shares, and the total Effective Consideration per SAI Share (as defined below) initially receivable for such securities is less than the lower of the market price and the Conversion Price at the date of the announcement of the terms of issue of such securities, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the issue by the following fraction:

                                         F + G
                                         -----
                                         F + H

                              where:

                              F   =   the number of SAI Shares in issue
                                      immediately before the date of the issue;

                              G   =   the number of SAI Shares which the total
                                      Effective Consideration receivable for
                                      the securities issued would purchase at
                                      the lower
                                      of such market price and the Conversion
                                      Price; and

                              H   =   the number of SAI Shares to be issued upon
                                      conversion or exchange of, or the exercise of the subscription rights conferred by, such securities at the initial conversion or exchange rate or subscription price.

                              Such adjustment shall become effective (if appropriate retrospectively) from the close of business in Hong Kong on the Business Day next preceding whichever is the earlier of the date on which the issue is announced and the date on which the issuer determines the conversion or exchange rate or subscription price.


                         (bb) If and whenever the rights of conversion or
                              exchange or subscription attached to any such securities as are mentioned in section (aa) of this sub- paragraph (e) are modified so that the total Effective Consideration per SAI Share initially receivable for such securities shall be less than the lower of the market price and the Conversion Price at the date of announcement of the proposal to modify such rights of conversion or exchange or subscription, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such modification the following fraction:

                                         I + J
                              I + K

                    where:

                         I = the number of SAI Shares in issue immediately before the date of such modification;

                         J = the number of SAI Shares which the total Effective Consideration receivable for the securities issued at the modified conversion or exchange price would purchase at the lower of such market price and Conversion Price; and

                         K = is the number of SAI Shares in issue immediately before such date of modification plus the number of SAI Shares to be issued upon conversion or exchange of or the exercise of the subscription rights conferred by such securities at the modified conversion or exchange rate or subscription price.

                          Such adjustment shall become effective as at the date upon which such modification shall take effect. A right of conversion or exchange or subscription shall not be treated as modified for the foregoing purposes where it is adjusted to take account of rights or capitalisation issues and other events nominally giving rise to adjustment of conversion or exchange terms.

                          For the purposes of this sub-paragraph (e), the "TOTAL EFFECTIVE CONSIDERATION" receivable for the securities issued shall be deemed to be the consideration receivable by SAI for any such securities plus the additional minimum consideration (if any) to be received by SAI upon (and assuming) the conversion or exchange thereof or the exercise of such subscription rights, and the total Effective Consideration per SAI Share initially receivable for such securities shall be such aggregate consideration divided by the number of SAI Shares to be issued upon (and assuming) such conversion or exchange at the initial conversion or exchange rate or the exercise of such subscription rights at the initial subscription price, in each case without any deduction for any commissions, discounts or expenses paid, allowed or incurred in connection with the issue.

                    (f) If and whenever SAI shall issue wholly for cash any SAI Shares at a price per SAI Share which is less than the lower of the market price and the Conversion Price at the date of the announcement of the terms of such issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the date of such announcement by the following fraction:-


                                             L + M
                                             -----
                                             L + N

                          where:

                          L    =   the number of SAI Shares in issue immediately
                                   before the date of such announcement;

                          M  =     the number of SAI Shares which the aggregate
                                   amount payable for the issue would purchase at the lower of such market price and the Conversion Price; and

                          N   =    the number of SAI Shares in issue immediately
                                   before the date of such announcement plus the number of SAI Shares so issued.


                          Such adjustment shall become effective on the date of the issue.

                    (g) If and whenever the cumulative Audited Earnings Per Share ("EPS") for any two consecutive financial years commencing with the financial year ending 1996 and ending with the financial year ending 1998 are less than the corresponding management's projection of cumulative EPS for such years as stated below ("MP"), the Conversion Price shall be adjusted in accordance with the following formula:-

                                                                 MP - EPS
                          Adjusted Conversion Price=US$5.00* [1              ]
                                                                    MP

                          *(Subject to adjustment pursuant to this Condition 7(C)(a) to (f) inclusive)

                          where:

                          MP : MP\\1\\ + MP\\2\\ OR MP\\2\\ + MP\\3\\
                          MP\\1\\ : 1996 = US$0.72
                          MP\\2\\ : 1997 = US$1.07
                          MP\\3\\ : 1998 = US$1.61

                    and EPS shall be the EPS for the corresponding financial years.

                    Provided Always:

                    (i) the Company shall present a certificate showing the calculation and the adjustment to be effected within 7 Business Days from the date the audited accounts of SAI for the relevant financial year first becomes available;

                    (ii) the adjustment occurring in this Condition 7(C)(g) shall become effective on the 14th Business Day following the day the audited accounts of SAI for the relevant financial year first becomes available;

                    (iii) for the avoidance of doubt, if the Conversion Price
                          has already been adjusted in 1998 in respect of the two financial years ending 1996 and 1997 (the "FIRST ADJUSTED PRICE") and the Conversion Price falls to be further adjusted in 1999 in respect of the two financial years ending 1997 and 1998 (the "SECOND ADJUSTED PRICE"), the second adjustment mentioned hereunder shall also be made on the basis of US$5.00 (as adjusted, if relevant, by any of the Condition 7(C)(a) to (f) inclusive); and

                    (iv) if two adjustments fall to be made by virtue of the provisions of this Condition 7(C)(g), the Second Adjusted Price shall prevail over the First Adjusted Price whereupon the First Adjusted Price shall lapse and be of no effect.

          (D)  DEFINITIONS AND EXCEPTIONS

               (a)  For the purpose of this Condition:-

                    "announcement" shall include the release of an announcement to the press or the delivery or transmission by telephone, telex or otherwise of an announcement to NASDAQ or the relevant stock exchange and "date of announcement" shall mean the date on which the announcement is first so released, delivered or transmitted;

                    "Audited Earning per share or EPS" is defined as audited earnings for the year minus or add back extraordinary items as defined under International Accounting Standard, IAS8, and adding back interest expenses on the Debenture divided by the total weighted average number of Shares outstanding on a fully diluted basis (including the number of Shares that would have been issued had all the Debentures then outstanding been converted);

                    "Capital Distribution" means non-cash dividend or other distribution (other than any distribution in winding-up) in cash or in specie;

                    "issue" shall include allot;

                    "market price" means the closing price of one SAI Share as shown by the official list (or the equivalent thereof) of NASDAQ for one or more board lots of SAI Shares on the day on which the market price is to be ascertained;

                    "SAI Shares" means Shares and includes, for the purposes of SAI Shares comprised in any issue or, distribution or grant pursuant to this provision of any such Shares of the Company as, when fully paid, will be SAI Shares;

                    "reserves" includes unappropriated profits; and

                    "rights" includes rights in whatsoever form issued.

          (b)       (i)       Subject to (b)(ii) below, the provisions of
                              Condition 7(C) shall not apply to an issue of SAI
                              Shares or other securities of SAI wholly or partly convertible into, or carrying rights to acquire, SAI Shares to officers or employees of SAI Group pursuant to an employee or executive share option scheme for an aggregate of 2,500,000 SAI Shares as set out in Schedule 5 of the Subscription
                              Agreement.

                    (ii) 2,050,000 SAI Shares out of 2,500,000 SAI Shares must be issued and allotted to those persons and upon such terms as set out in Schedule 5 hereof and the balance of 450,000 SAI Shares must also be granted by SAI's Compensation Committee and issued and allotted pursuant to SAI's 1995 Option Plan at a value not being less than the fair market value of the SAI Shares on the date the options are granted.

                    (iii) The provisions of Condition 7(C) shall also not apply to the issue of Shares in connection with the conversion of the Series B Preferred Stock as described in Part III of Schedule 1 hereof.

          (E)  ADJUSTMENTS DETERMINATION

               (a) On any adjustment if the relevant Conversion Price is not an integral multiple of one US cent, such shall be rounded down to the nearest US cent.

               (b) No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustments. Notice of any adjustment shall be given to Debentureholders as soon as practicable after the determination thereof. The Conversion Price may not be reduced so that, on conversion of Debentures, Shares would fall to be issued at a discount to their par value.

               (c) Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of the Majority Investors the provisions at Condition 7(C) would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the provisions at Condition 7(C) as may be advised by the Majority Investors to be in their opinion appropriate in order to give such intended result.

          (d) No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation of the Shares as referred to above or in the case of adjustment under Condition 7(C)(g) above or in the case to correct an error in a previous calculation of the Conversion Price.

          (e) In any circumstances where any of the Debentureholders shall not agree with the adjustment to the Conversion Price whether as regards to the basis upon which adjustment has made or as regards the effective date, the Majority Investors may appoint an independent merchant bank or such professional adviser jointly approved by SAI and the Majority Investors to consider how the adjustment should be appropriately done to reflect the relative interest of the persons affected thereby and such determination shall modify or nullify the adjustment accordingly.

          (f) Whenever the Conversion Price falls to be adjusted, the Company shall prepare such adjustments as soon as practicable but in any event no later than 7 days after the occurrence of the relevant adjustment event (except in relation to an event occurring under Condition 7(C)(g) hereunder in which case the provisions thereunder shall apply) and give notice to the Debentureholders that the Conversion Price has been adjusted and shall at all times thereafter for so long as the Debentures remains outstanding make available for inspection at the principal place of business of the Company a copy of the certificate signed by an independent director of SAI setting forth details of the event giving rise to the adjustment.


     8.   PROCEDURE FOR CONVERSION

          The Conversion Rights pursuant to Condition 7(A) may, subject as provided herein, be exercised on any Business Day prior to maturity of the Debenture by the Debentureholder delivering to the principal place of business of the Company in Hong Kong a written notice stating the intention of the Debentureholder to convert and the address for the delivery of the share certificates of the Conversion Shares pursuant to 7(B) together with the Certificate. The Company shall be responsible for payment of all taxes and stamp duty, issue and registration duties (if any) and levies and charges (if any) arising on any such conversion.

     9.   REDEMPTION


     10.  UPON MATURITY

          Unless previously redeemed or converted or purchased and cancelled as provided herein, the Company will redeem each Debenture on the Maturity Date at its principal amount outstanding together with any accrued but unpaid interest calculated up to and including the date of payment together with an amount that would enable the Debentureholder to yield in aggregate an internal rate of return ("IRR") of 12% per annum on the costs of its investment. For this purpose, the internal rate of return shall bear the same meaning as defined in Condition 11(C). Redemption upon maturity is mandatory and automatic without service of any notice. The Company can not redeem the Debentures in whole or in part at its option prior to the Maturity Date.

     (A)  Upon the occurrence of an Event of Default

          Upon the occurrence of an Event of Default, the Company shall redeem the whole of or part of the Debentures as shall be required by virtue by the Debentureholders in such manner as specified in Condition 11 below.

     (B)  Upon the occurrence of certain event of adjustment

          (a) In the event that an adjustment arising by virtue of an event described in Condition 7(C)(g) occurs and such adjustment would result in (i) the number of Shares that would have been issued to the Funds in aggregate had Conversion immediately taken place or (ii) the number of Shares that would have been issued to any one of the Investors had Conversion immediately taken place to exceed 20% of the Deemed Total Issued Share Capital of SAI (including also for this purpose such number of Shares that would have been issued upon Conversion of all of the Debentures), that portion of the Debenture(s) representing the excess of such Shares over such 20% ("THE EXCESS") (as defined below) shall, at the option of the relevant Debentureholder, be redeemed by the Company at its principal amount outstanding together with any accrued but unpaid interest calculated up to and including the date of payment together with an amount that would enable the Debentureholder to yield in aggregate an IRR (as defined below) of 19.75% per annum. The Debentureholders shall exercise this right by service of a notice on the Company and the Company shall promptly make payment within 45 days after receipt of such notice.

          (b) For the purpose of this Condition, Excess shall be calculated as follows:

               Q (PIE)  (R(PIE) S)

               where:

               Q   =   principal amount of the Debentures outstanding held
                       by the Funds or the Investor (not being a Fund) as the case may be

               R   =   Conversion Price, as adjusted by virtue of Condition
                       7(C)(g)

               S   =   the number of Shares that need to be issued upon
                       conversion of the Debentures in order to give a twenty percent (20%) holding by the Funds in aggregate or the Investor (not being a Fund) as the case may be of the Deemed Total Issued Share
                       Capital of SAI (including also for this purpose such number of Shares that would have been issued upon Conversion of all of the Debentures)

     (D) All Debentures which are redeemed, converted or purchased by the Company will forthwith be cancelled.


      11. Protection of the Debentureholder

          The Guarantors and ACL have undertaken certain matters in the Subscription Agreement for the protection of the Debentureholders for so long as any of the Debentures remains outstanding.

     12.  Events of default

          (A) If any of the following events ("EVENT OF DEFAULTS") occurs each of the Debentures shall automatically become immediately due and payable in full by the Company at its principal amount outstanding together with any accrued but unpaid interest calculated up to and including the date of payment together with an amount that would enable the Debentureholder to yield in aggregate IRR on its cost of investment of 19.75% per annum unless the Company shall have received a notice from any of the Debentureholders to the effect that such redemption shall only be in respect of part of the Debentures held by that Debentureholder in which case the amount payable hereunder shall only be in relation to that part of the Debentures that Debentureholder wishes to redeem.

          (B)  An Event of Default occurs when:-

          (a)  the listing of the Shares (as a class) on NASDAQ:-

               (i)  ceases;

               (ii) is suspended for a continuous period of 90 days on each of which NASDAQ is generally open for trading, such suspension having occurred by any reason whatsoever; or

          (b) SAI or the Company fails to obtain a listing or authorisation for quotation of the Conversion Shares on NASDAQ; or

          (c) the Company or any of the Guarantors or ACL defaults in performance of any of its obligations contained in the terms and conditions of the Debenture or the Subscription Agreement or the ACL Undertaking, and such event to the extent it can be remedied continues to subsist for a continuous period of 30 days after notice of such event is given from the Majority Debentureholders to the Company; or

          (d) there is default in the payment of principal or the premium (if any) or interest on any of the Debenture within seven
               (7) days in the case of principal or premium of fourteen
               (14) days in the case of interest from the due date for payment; or

          (e) any Indebtedness of a material nature for borrowed money of any member of the SAI Group becomes due and repayable prematurely by reason of an event of default (however described) or any member of the SAI Group fails to make any payment in respect of any Indebtedness for borrowed money of the due date for payment as extended by any originally applicable grace period or any security given by any of them for any Indebtedness for borrowed money becomes enforceable or if any default is made by any of them in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for borrowed money of any other person and such occurrence has or will have in the opinion of the Majority Debentureholders a materially adverse impact on any member of the SAI Group; or

          (f) any legal process is levied or enforced or sued out upon or against any part of the property, assets or revenues of any member of the SAI Group which in the opinion of the Majority Debentureholders has a materially adverse effect upon any of them, and is not discharged or stayed within 60 days (or such longer period as the Majority Debentureholders may consider appropriate in relation to the jurisdiction concerned) of having been so levied, enforced or sued out unless and for so long as the Majority Debentureholders is satisfied that it is being contested in good faith, diligently and with a reasonable prospect of success by legal action; or

          (g) an encumbrancer takes possession or a receiver, manager or other similar officer is appointed of, or an attachment order is issued in respect of, the whole or any part of the undertaking, property, assets or revenues of any member of the SAI Group or of ACL which in the opinion of the Majority Debentureholders has a materially adverse effect upon any of them; or

          (h) any member of the SAI Group is unable to pay its debts as they mature or takes any proceeding under any law for a readjustment or deferment of its obligations or any part of them or makes or enters into a general assignment or an arrangement or composition with or for the benefit of its creditors which in the opinion of the Majority Debentureholders has a materially adverse effect upon any of them; or

          (i) an order of a court of competent jurisdiction is made or an resolution passed for the winding up or dissolution or administration of any member of the SAI Group or of ACL, ceases or threatens to cease to carry on all or substantially all of its business or any of them stops or threatens to stop payment (within, if applicable, the meaning of the bankruptcy law of any appropriate jurisdiction) or applies for or consents to or suffers the appointment of an administrator, liquidator or receiver over the whole or any material part of the undertaking, property, assets or revenues of or any of them; or

          (j) proceedings shall have been initiated against ACL or any member of the SAI Group under any applicable bankruptcy, insolvency or reorganisation law and such proceedings shall not have been discharged or stayed within a period of 60 days (or such longer period as the Funds may consider appropriate in relation to the jurisdiction concerned) unless and for so long as the Majority Debentureholders is satisfied that it is being contested in good faith, diligently and with a reasonable prospect of success by legal action; or

          (k) any event occurs which under the laws of any relevant jurisdiction and in the opinion of Majority Debentureholders has an analogous effect to any of the event referred to in any of the foregoing paragraphs; or

          (l) the EPS (as defined in the Condition 7(D)) of SAI for any of the financial years falling between the financial year ended 31st December, 1995 and the Maturity Date is less than US$0.55; or

          (m)  if:

               (i) at the end of each quarter of a financial year ("QUARTER DATE"), the trade debts (after provisions) left outstanding relating to the sales achieved in a period occurring immediately before the 12- month period preceding the relevant Quarter Date is or exceeds 10 percent of net sales achieved by SAI in the 12 months immediately preceding the relevant Quarter Date; or

               (ii) at the end of each Quarter Date, the trade debts (after provisions) left outstanding relating to the sales achieved in a 12-month period immediately preceding the Quarter Date is or exceeds 40 per cent of the net sales achieved by SAI in the same period of time and such outstanding debts are not accordingly repaid or remedied to fall below the 10 per cent or 40 per cent level as the case may be within 30 days after the elease of the 10-Q Quarterly Report or the 10-K Annual Report. The first of the Quarter Dates shall commence on 31st December, 1996.

     (C) For the purpose of this Debenture, IRR is the annual internal rate of return compounded on a quarterly basis, which is the discount rate at which the present value of future cash flows, including proceeds from interest, dividends and transfer / sale of the Debentures and any repayment of the principal amount of the Debentures outstanding is equal to the initial subscription amount of all the Debentures subscribed and is calculated in accordance with the following formula:-



          OI   =    (D1 + C1) + (D2 + C2) + (D3 + C3) + ... +(Dn + Cn)+
                    ---------   ---------   ---------       ---------
                                                                   Pn
                                                                   --
                    1 + R      (1 + R)/2/  (1 + R)/3/   (1 + R)/n/  (1 + R)/n/


          Where:

          Pn   =    the amount to be paid by the Company to the Debentureholder on the day of payment for redemption, provided always that Pn shall not be less than zero;

          OI   =    the price of the Debenture paid by the Debentureholder for the Debenture pursuant to the Subscription Agreement;

          Cn   =    (if applicable) the amount of any capital repayment or
                    reduction made during the quarter denoted by "n";

          Dn   =    the amount or value of any interest or other money paid with respect to the outstanding Debentures during the quarter denoted by "n";

          n    =    the number of complete quarters from the issue date of
                    the Debentures to the date of redemption; and

          R    =    the quarterly internal rate of return in the event of
                    redemption of the Debentures which shall be 4.61%
                    (given an annual internal rate of return of 19.75% per annum) and shall be 2.87% (given an annual internal rate of return of 12% per annum)

          and for the purposes of this calculation only, all cashflows (denoted by Pn, Dn or Cn) shall be deemed to arise on the last day of the quarter in which they occur or are paid.

     (D)  In this Condition 11:

          (a) the determination of "materiality", "material" or "materially" shall be by the Majority Debentureholders and in the event of disagreement of or any disputes over the applicability or the interpretation of the occurrence of any such events as described in Condition 11(B)(e), (f), (g), (h), (i), (j) or (k), an
               independent professional adviser (including a merchant bank of repute, an international firm of accountants or legal adviser) shall be appointed by the Company from a selection of three (3) names given by the Majority Debentureholders to the Company who shall determine the same and whose decision shall be final and binding;

          (b) "Majority Debentureholders" shall mean the majority of the Debentureholders in value holding more than 50% of the total principal amount of the Debentures outstanding.


     12.  VOTING

          The Debentureholder will not be entitled to receive notices of, attend or vote at any meetings of the Company by reason only of it being the Debentureholder.


     13.  REGISTER

          The Company shall maintain a register in Bermuda or in Hong Kong of the particulars of the Debenture and the Debentureholder.

          14.  REPLACEMENT NOTE

               If any of the Debentures is lost or mutilated the Debentureholder shall forthwith notify the Company and a replacement Debenture shall be issued if the Debentureholder provides the Company with:
               (1) the mutilated Debenture; (ii) a declaration by the Debentureholder or its officer that the Debenture had been lost or mutilated (as the case may be) or other evidence that the Debenture had been lost or mutilated; and (iii) an appropriate indemnity in such form and content as the Company may reasonably require. Any Debenture replaced in accordance with this Condition shall forthwith be cancelled.

          15.  NOTICES

               Any notice required or permitted to be given shall be given by delivering it to the party:

               (a)  in the case of the Debentureholder:

                    being GML  :    c/o HPEM
                                    10th Floor, Citibank Tower
                                    Citibank Plaza, 3 Garden Road, Central,
                                    Hong Kong
                                    Tel: (852) 2845 7685
                                    Fax: (852) 2845 9992
                                    ATTN.: MR. GEORGE RAFFINI / MR. BRIAN LAW

                    being WCIT :    c/o HPEM, 10th Floor, Citibank Tower,
                                    3 Garden Road, Hong Kong
                                    Tel: (852) 2845 7688
                                    Fax: (852) 2845 9992
                                    ATTN.: MR. GEORGE RAFFINI / MR. BRIAN LAW

                    being MC
                    Partners   :    c/o MC Capital Asia Pte Limited
                                    Unit No. 1002 C/D 10th Floor,
                                    Tower 1, Admiralty Centre,
                                    10 Harcourt Road, Hong Kong
                                    Tel: (852) 2866 3393
                                    Fax: (852) 2866 2693
                                    ATTN.: MR. YUJI KOMIYA/MR. TATSUYA
                                    KUROYANAGI
                    being CI
                    2000       :    c/o Banque Worms, Hong Kong Branch
                                    39th Floor, Central Plaza
                                    18 Harbour Road, Hong Kong
                                    Tel: (852) 2802 8382
                                    Fax: (852) 2802 8065
                                    ATTN.: MR. FABRICE JACOB/MR. ANTOINE
                                    FOSSORIER

               (b)  in the case of the Company

                                    c/o China International Bearing
                                         Holdings Limited,
                                    19th Floor, First Pacific Centre,
                                    51-57 Gloucester Road, Hong Kong
                                    Tel: (852) 2865 1511
                                    Fax: (852) 2865 4293
                                    Attn.: Mr. Billy Kan / Mr. Roger Li
                                    -----------------------------------

               (c)  in the case of SAI:-

                                    c/o China International Bearing
                                         Holdings Limited,
                                    19th Floor, First Pacific Centre,
                                    51-57 Gloucester Road, Hong Kong
                                    Tel: (852) 2865 1511
                                    Fax: (852) 2865 4293
                                    Attn.: Mr. Billy Kan / Mr. Roger Li
                                    -----------------------------------

               or to such other Hong Kong address as the party concerned may have notified to the other party pursuant to this Condition and may be given by sending it by hand to such address or to such other address as the party concerned may have notified to the other parties in accordance with this Condition and such notice shall be deemed to be served on the day of delivery (or on the immediately following Business Day, if the day of delivery is not a Business Day), or if sooner upon acknowledgement or receipt by or on behalf of the party to which it is addressed.


          16.  ENFORCEMENT

               At any time after the Debentures have become due and repayable, any of the Funds may, at its discretion and not necessarily with any further notice, take such proceedings against the Company and/or the Guarantors as it may think fit to enforce repayment of the Debenture together with accrued interest and to enforce the provisions of the Subscription Agreement, but it will not be bound to take any such proceedings unless (a) it shall have been so requested in writing by the holders of not less than one-third in principal amount of the Debentures then outstanding or shall have been so directed by resolution of the Debentureholders and (b) it shall have been indemnified to its satisfaction. No Debentureholder will be entitled to proceed directly against the Company or the Guarantors or ACL unless the Funds, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.


          17.  AMENDMENT

               The terms and conditions of the Debentures may only be varied, expanded or amended by agreement in writing between the Company and all of the Debentureholders.


          18.  GOVERNING LAW AND JURISDICTION

               The Debenture and the terms of the Debenture are governed by and shall be construed in accordance with Hong Kong law and the parties agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong. In relation to any legal actions or proceedings arising out of or in connection with the Subscription Agreement and/or the Debentures, each of the Company and the Guarantors has in the Subscription Agreement irrevocably submitted to the courts of Hong Kong and has in relation thereto appointed an agent for service of process in Hong Kong.

                                  SCHEDULE 3
                                  ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          1.   INFORMATION
               -----------

          1.1 All information relating to the SAI Group and ACL set out herein is true and accurate in all material respects and nothing has been omitted which would make any of the information set out therein misleading.

          1.2 No circumstances have occurred and none of the Warrantors is aware of any circumstances which may or are likely to occur which in either event would result in any information relating to any member of the SAI Group or ACL which has been given to the Majority Investors in the course of the negotiations leading up to this Agreement to be untrue, inaccurate or misleading in any material respect.

          1.3 There is no fact or circumstance relating to the affairs of any member of the SAI Group or of ACL which has not been disclosed to the Investors and which if disclosed will, to the actual knowledge of the Investors, influence the decision of the Investors to buy the Debentures on the terms contained in this Agreement.

          1.4 No member of the SAI Group nor has ACL omitted to state a material fact necessary to make the statements herein contained or any information made to the Investors not misleading.

          1.5 No Warrantor is an "INVESTMENT COMPANY" within the meaning of the U.S. Investment Company Act 1942, as amended.


          2.   GROUP STRUCTURE ETC.
               --------------------

          2.1 SAI will at Completion have sufficient authorised but unissued share capital free of pre-emptive rights in order to enable it to perform its obligations under the Debentures upon conversion and the directors of SAI are authorised to issue the Conversion Shares upon conversion of the Debentures.

          2.2 Except as set forth in Part III of Schedule 1 and Schedule 5, there are no agreements or commitments, securities or obligations outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment or issue of or conversion into, any common stock or debentures in or securities of any member of the SAI Group. No person has any rights of any nature whatsoever on, over or affecting any unissued shares or loan capital in any member of the SAI Group and no person has the right to call for the transfer of any issued shares under any option or other agreement or to convert any shares or securities into share capital or share capital of a different class.

          2.3 SAI does not hold any ownership or other interests (whether by way of shareholding or otherwise) in any other Company or undertaking except those otherwise disclosed.

          2.4 None of the members in SAI Group nor ACL has taken any action nor (to the actual knowledge of the Warrantors) has any steps been taken or legal, legislative, or administrative proceedings been started or threatened (i) to wind up, dissolve, or eliminate itself, or (ii) to withdraw, revoke or cancel its business licence.


          3.   CAPACITY AND AUTHORITY
               ----------------------

          3.1 Each of the Warrantors is a legal person, duly organised, validly existing, and in good standing under the laws of the respective jurisdiction of its incorporation.

          3.2 Each of the Warrantors has full power and authority to carry on its business to own its property and other assets and to enter into and perform this Agreement and to exercise its rights and perform its obligations hereunder.

          3.3 Each of the Warrantors represents that the execution, delivery and performance of this Agreement including, but without limitation, the issuance of the Debenture and the Shares, none of the Warrantors has been in breach of any applicable laws or any order or judgement of any court applicable to it or any of its assets and will not result in any breach of the terms if any agreement or obligation applicable to it or any of its assets and that all corporate and other action required to authorise its execution of this Agreement and its performance of its obligations hereunder has been duly taken.


          4.   SHARES AND SUBSIDIARIES
               -----------------------

          4.1 Save as disclosed in 4.2 below, the particulars relating to the share capital and corporate structure of the SAI Group referred to in Recital (A) and Parts I, II and III of Schedule 1 of this Agreement are correct and accurate.

          4.2 The investment by SPC in Shanghai Southwest Bearing Company ("SBB") of an aggregate of US$1 million has not been completed. As at the date of this Agreement, SAI had only invested US$150,000 in SBB, representing only 4.167% of the aggregate issued capital if the whole of the contributions were made to SBB by the joint venture parties. Upon completion of the contribution of the balance of US$850,000 by SPC, SPC will have an aggregate of 27.78% interest in SBB.

          4.3 No mortgage, pledge, lien or other security interest exists on or over any of the shares in the SAI Group.

          4.4 The execution and delivery of, and the performance by each of the Company and the Guarantors of its obligations under this Agreement the Guarantee or the Debenture will not:-

               (i) result in a breach of any provision of its memorandum and articles of association or equivalent constitutional documents;

               (ii) result in a breach or constitute a default under any instrument to which any of the Company, ACL and the Guarantors is a party or by which it or any of its assets is bound; or

               (iii) result in a breach of any order, judgement in decree of any court or governmental agency to which any of the Company, ACL and the Guarantors is a party or by which it is bound.

          4.5 The entire existing issued shares in the common stock capital of SAI is authorised for quotation on NASDAQ and none of the Warrantors is aware of any circumstance whereby such authorisation will be suspended, cancelled or revoked before Completion as a result of this Agreement or the transactions contemplated hereunder.


          5.   FINANCIAL INFORMATION
               ---------------------

          5.1 The Accounts have been prepared in accordance with the disclosed accounting policies of and is in accordance with generally accepted accounting principles and practices in its place of incorporation. Except as stated such Accounts have not been affected by any extraordinary or exceptional or non-recurring item or by any other circumstances rendering the profits or losses for the period covered by the financial statements unusually high or low.

          5.2 The Accounts (i) show a true and fair view of the assets, liabilities, capital commitments and the state of affairs of the SAI Group as at the relevant financial year end date and of the profits and losses of the SAI Group for the period concerned;
               (ii) reserve or provide in full for depreciation and all bad and doubtful debts and all other liabilities, actual, contingent or otherwise and for all financial commitments in existence at the relevant financial year end date; (iii) reserve or provide in full for all taxation including any contingent or deferred liability therefor for which the SAI Group was at the relevant financial year end date liable and whether or not any member of the SAI Group has or may have any right of reimbursement against any other person.

          5.3 Since the relevant financial year end date the business of the SAI Group has been carried on in the ordinary course and so as to maintain the same as a going concern and no member of the SAI Group has entered into any transaction or circumstances outside the ordinary course of business or of an unusual or onerous nature and there has been no reduction in the value of the net tangible assets of the SAI Group on the basis of the valuation adopted in the financial statements and there has been no material adverse change in the financial position or trading prospects of the SAI Group.


          6.   CHANGES
               -------

               Since 31st December, 1995,

               (a) the business of each of the members of the SAI Group has been carried on in the ordinary course so as to maintain the same as a going concern and none of the members of the SAI Group has entered into any transaction or circumstances outside the ordinary course of business or which is of an unusual or onerous nature;

               (b) no material adverse changes have occurred in the conditions, financial or otherwise or the earnings, business affairs, position, prospects, assets and liabilities (whether actual or contingent) of any member of the SAI Group as shown in the Accounts and there has been no reduction in the value of the net tangible assets of each of the members of the SAI Group on the basis of the valuation adopted in the Accounts;

               (c) the business of each of the members of the SAI Group has not been materially adversely affected by the loss of any important contract or customer or source of supply or by any other material factor;

               (d) no dividends, bonuses or distributions have been declared, paid or made in the case of any member of the SAI Group except as provided for in the Accounts; and

               (e) none of the member of the SAI Group has to any material extent acquired, sold, transferred or otherwise disposed of any assets of whatsoever nature or cancel or waive or release or discount in whole or in part any debts or claims, except in each case in the ordinary course of business.

           7.  TAXATION
               --------

               There is no dispute or disagreement outstanding nor is any contemplated with any revenue authority regarding liability or potential liability to any tax or duty (including in each case penalties or interest) recoverable from any member of the SAI Group regarding the availability of any relief from tax or duty to any member of the SAI Group and there are no circumstances which make it likely that any such dispute or disagreement will commence.


          8.   CONTRACTS
               ---------

          8.1 None of the members of the SAI Group is a party to any contract which may be affected by reason of Completion, nor has it entered into any material, long-term, onerous or unusual contract or commitment binding upon it nor has any contract been entered into otherwise than on an arm's length basis or otherwise than in the ordinary course of business nor is it under any obligation, nor is it a party to any contract, which cannot readily be fulfilled or performed by it on time and without undue or unusual expenditure of money or effort nor is it aware of any breach of, or any invalidity, or grounds for determination, rescission, avoidance or repudiation of, any contract to which any member of the SAI Group is a party.

          8.2 There is no contract or arrangement in respect of which obligations are still outstanding to which any member of the SAI Group or ACL is, or was, a party and in which any member of the SAI Group or ACL, or any director of the SAI Group or of ACL is beneficially interested or any person connected with indirectly, which is not of an arm's length nature for this Agreement.


          9.   APPROVALS AND VALIDITY
               ----------------------

          9.1 Subject to the fulfilment of the Conditions Precedent, all necessary consents, authorisations and approvals of any governmental agencies or bodies or any other consents, authorisation or approvals as shall be required for or in connection with this Agreement the issuance of the Debenture hereunder the performance of the obligations thereof have been obtained or made or will have been obtained or made by Completion.

          9.2 Subject to the fulfilment of the Conditions Precedent, the issue of the Debenture and the Certificate and the Conversion Shares upon conversion thereunder will not infringe and will not be contrary to any applicable laws and will not result in any breach of the terms of the Memorandum of Association and Bye-laws of the Company or the respective constitutive documents of each of the Warrantors nor would it breach the terms of any agreement or obligation applicable to any of the Warrantors.

          9.3 Upon the issue of the Debentures and the execution of the Certificates by the Company and delivery of the same, the Debentures and the Certificates will constitute valid and binding obligations of the Company and of SAI enforceable against the Company and SAI as the case may be.


          10.  BUSINESS
               --------

               All the members of the SAI Group have obtained, maintained in force and complied with all necessary licences and consents required for the proper carrying on of its business and to the actual knowledge of the Warrantors there are no circumstances which indicate that any such licences or consents shall have revoked or not renewed.


          11.  LITIGATION AND UNLAWFUL ACTS
               ----------------------------

               None of the Warrantors is involved in any litigation, arbitration or administrative proceeding which materially and adversely affects the business or financial condition of any of them and no such proceedings is currently taking place or pending or threatened against any member of the SAI Group or of ACL or its respective assets.


          12.  LIABILITIES
               -----------

          12.1 No member of the SAI Group is nor is ACL in default under any law, regulation, judgement, order, authorisation, agreement or obligation applicable to it or its assets or revenues the consequences of which default could materially and adversely affect its business or financial condition or the ability of any of them to perform its obligation under this Agreement or the Debentures and no Event of Default has occurred.

          12.2 None of the members of the SAI Group has nor has ACL entered into or is bound by any guarantee, indemnity or other agreement to secure an obligation of a third party other than another member of the SAI Group, under which any liability or contingent liability is outstanding.

          12.3 None of the members of the SAI Group has nor has ACL committed or is liable for any criminal, illegal or unlawful action or breach of any obligation or duty whether imposed by or pursuant to statute, contract or otherwise.

          12.4 None of the members of the SAI Group has nor has ACL received notification that any investigation is being or has been conducted by any governmental body in respect of the affairs of any such member and no member is aware of any circumstances which would give rise to such investigations.


          13.  WORKING CAPITAL
               ---------------

               Each member of the SAI Group has and ACL has adequate working capital for its current requirements, taking into account its current and projected financial commitments and the proceeds of the Debentures.


          14.  INSURANCE
               ---------

          14.1 All the assets of the SAI Group and ACL of an insurable nature have at all material times been and are insured in amounts to the full replacement value thereof against fire and other risks normally or prudently insured against by persons carrying on the same classes of business as those carried on by the SAI Group and by ACL, and each member of the SAI Group and ACL has at all material times been and is adequately covered against accident, third party and other risks normally or prudently covered by insurance.

          14.2 No claim is outstanding or may be made under any insurance policies taken out and no event has occurred or circumstances exist which are likely to give rise to any material claim; nothing has been done or omitted to be done which is likely to result in an increase in premium; and nothing has been done or omitted to be done which would make any such policy of insurance void or voidable.


          15.  ENVIRONMENTAL
               -------------

               None of the members in the SAI Group has nor has ACL been in breach of any laws, regulations, judgements, orders or agreements, or codes of conducts in respect of or in connection with any environmental issues and protection.

                                  SCHEDULE 4

                               FORM OF GUARANTEE

          THIS GUARANTEE dated the day of , 1996 is made between:-

          (1) SUNBASE ASIA, INC., of 1280 Terminal Way, Suite 3, Reno Nevada 89502, United States of America ("SAI");

          (2) CHINA INTERNATIONAL BEARING HOLDINGS LIMITED, of Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda ("CIBHL");

          [(3) SMITH ACQUISITION COMPANY, INC. of 2240 Buena Vista, Irwindale,
               CA 91706 ("SPC");]

          (The parties referred to at (1), (2) [and (3)] hereinafter referred to as the "GUARANTORS" and each a "GUARANTOR".)

          (4) GLORY MANSION LIMITED, of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands ("GML");

          (5) WARDLEY CHINA INVESTMENT TRUST, of c/o Suite 1610, P.O. Box 1016, 885 West Georgia Street, Vancouver B.C., V6C 3E8, Canada ("WCIT");

          (6) MC PRIVATE EQUITY PARTNERS ASIA LIMITED of P.O. Box 309, Ugland House, South Church Street, Grand Cayman, Cayman Islands, British West Indies ("MC PARTNERS"); and

          (7) CHINE INVESTISSEMENT 2000, of L1118 Luxembourg, 14 Rue Aldringen ("CI 2000");

          (The parties referred to at [(4), (5), (6) and (7)] hereinafter collectively referred to as "INVESTORS" and each an "INVESTOR").

          WHEREAS:-

          (A) By a subscription agreement dated [ ] , 1996 (the "SUBSCRIPTION AGREEMENT") which expression shall include such Debenture (as made from time to time the supplemented or amended) and made between (1) China Bearing Holdings Limited (the "COMPANY"); (2) Asean Capital Limited ("ACL"); (3) China International Bearing Holdings Limited ("CIBHL"); (4) Sunbase Asia, Inc. ("SAI"); (5) Smith Acquisition Company Inc. ("SPC"); (6) GML; (7) WCIT; (8) MC Partners and (9) CI 2000 under which the Investors have agreed to subscribe for and the Company to issue Convertible Debentures up to an aggregate principal value of US$11,500,000 upon such terms and conditions as described therein.

          (B) It is the condition of the Subscription Agreement that the Guarantors shall execute the Guarantee in respect of the obligations of the Company and the other parties

               (not being the Investors) under the Subscription Agreement and the Debentures. Accordingly, this Guarantee supplements the Subscription Agreement and the Debentures.

          (on SPC's Guarantee)

          [(B) SAI and CIBHL ("OTHER GUARANTORS") have already given a Guarantee dated [ ] in similar form at Completion ("SAME GUARANTEE"). SPC has given an undertaking in the Subscription Agreement to also execute the Guarantee in respect of the Company's and the other parties (not being an Investor) obligations under the Subscription Agreement and the Debentures. Accordingly, this Guarantee supplements the Subscription Agreement, the Debentures and the Same Guarantee.]

          (C) Expressions defined in the Subscription Agreement shall, unless specifically defined or re-defined herein or the context otherwise requires, bear the same meanings when used herein.


          NOW THIS GUARANTEE WITNESSETH AND IT IS HEREBY AGREED as follows:-

          1.   GUARANTEE
               ---------

          (A) In consideration of the subscription of the Debentures pursuant to the Subscription Agreement by the Investors, each of the Guarantors hereby as primary obligor, irrevocably and unconditionally and together with each of the other Guarantors (the "OTHER GUARANTORS") jointly and severally, guarantees to each of the Investors:-

               (i) the full due and punctual observance and performance of all the terms, conditions and covenants on the part of the Company contained in the Subscription Agreement and the Debentures including the due and punctual payment of all sums now or subsequently payable under the Subscription Agreement or the Debentures and agrees to perform or procure the performance of such obligations of the Company from time to time and on demand by any of the Investors pay any and every sum or sums of money which the Company shall at any time be liable to pay to the Investors under or pursuant to the Subscription Agreement or the Debentures as the case may be;

               (ii) the full due and punctual observance and performance of all the terms, conditions and covenants on the part of each Other Guarantor to which such Other Guarantor is a party to the Subscription Agreement and this

                    Guarantee including the due and punctual payment of all sums now or subsequently payable under the Subscription Agreement or this Guarantee and agrees to perform or procure the performance of such obligations of the Other Guarantors from time to time and on demand by any of the Investors pay any and every sum or sums of money which the Other Guarantors shall at any time be liable to pay to the Investors under or pursuant to the Subscription Agreement or this Guarantee as the case may be; and

              (iii) to indemnify the Investors from time to time on demand by any of the Investors from and against any loss incurred by the Investors or any of them as a result of any of the obligations of the Company under the Subscription Agreement or the Debenture or of any of the obligations of the Other Guarantors under or pursuant to the Subscription Agreement or this Guarantee not being fulfilled or performed or being or becoming void, voidable, unenforceable or ineffective as against the Company or any of the Other Guarantors as the case may be for any reason whatsoever, whether or not known to the Investors or any of them or any other person.

               The Guarantors' obligations hereunder is as if it is a principal debtor in respect of any amount and liability and obligation and not merely a surety, and without any requirement for the Investors first to have recourse against the Company or any of the Other Guarantors as the case may be and such liability shall not be impaired or reduced by any undertaking granted.

               [(B) SPC has undertaken in the Subscription Agreement to execute this Guarantee at a later date than the date of this Guarantee pursuant to Clause 10 of the Subscription Agreement. For the purpose of this Guarantee, "OTHER GUARANTORS" shall therefore be construed to include SPC notwithstanding that SPC is not giving the Guarantee simultaneously as the Guarantors hereunder.]


          2.   PRESERVATION OF RIGHTS
               ----------------------

          (A) The obligations of the Guarantors herein contained shall be in addition to and independent of every other security which the Investors or any of them may at any time hold in respect of any of the Company or the Guarantors' obligations hereunder.

          (B) The obligations of each of the Guarantors herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Company or any of the Other Guarantors and shall continue in full force and effect until final payment in full of all amounts owing by the Company or any of the Other Guarantors hereunder and total satisfaction of all the Company's or any of the Other Guarantors actual and contingent obligations hereunder.

          (C) None of the obligations of any of the Guarantors herein contained nor the rights, powers and remedies conferred upon the Investors by the Subscription Agreement or the Debenture or this Guarantee or by law shall be discharged, impaired or otherwise affected by:-

               (i) the winding-up, dissolution, administration or re-organisation of the Company or any of the Guarantors or any other person or any change in its status, function, control or ownership;

               (ii) any of the obligations of the Company or any of the Guarantors or any other person hereunder or under any other security taken in respect of any of its obligations hereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

               (iii) time or other indulgence being granted or agreed to be granted to the Company or any of the Guarantors or any other person in respect of its obligations hereunder or under any such other security;

               (iv) any amendment to, or any variation, waiver or release of, any obligation of the Company or any of the Guarantors or any other person hereunder or under any such other security;

               (v) any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of the Company, any of the Guarantor's or any other person's obligations hereunder;

               (vi) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Company, any of the Guarantor's or any other person's obligations hereunder; or

               (vii) any other act, event or omission which, might operate to discharge, impair or otherwise affect any of the obligations of any of the Guarantors herein contained or any of the rights, powers or remedies conferred upon the Investors or any of them by the Subscription Agreement or the Debentures or by law.

          (D) None of the Investors shall be obliged before exercising any of the rights, powers or remedies conferred upon each of them hereunder or by law:-

               (i)   to make any demand of the Company or any of the Guarantors;

               (ii) to take any action or obtain judgement in any court against the Company or any of the Guarantors;

               (iii) to make or file any claim or proof in a winding-up or dissolution of the Company or any of the Guarantors; or

               (iv) to enforce or seek to enforce any other security taken in respect of any of the obligations of the Company or any of the Guarantors hereunder.

          (E) Each Guarantor agrees that, so long as any amounts are or may be owed by the Company or the Other Guarantors hereunder or when any of the Company or the Other Guarantors is under any actual or contingent obligations hereunder, it shall not exercise any rights which it may at any time have by reason of performance by it of its obligations hereunder:-

               (i) to be indemnified by the Company or any of the Guarantors; and/or

               (ii)  to claim any contribution from the Other Guarantors; and/or

               (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Investors hereunder or of any other security taken pursuant to, or in connection with, the Subscription Agreement or the Debenture by all or any of the Investors.


          3.   REPRESENTATIONS AND WARRANTIES
               ------------------------------

               Each of the Guarantors hereby represents and warrants to each of the Investors that:-

               (a) it is a company validly incorporated, duly organised and subsisting and of good standing under the law of the jurisdiction under which it was incorporated;

               (b) it has the necessary capacity to give this Guarantee and to perform and observe the obligations contained herein. The execution, delivery and performance of this Guarantee have been duly authorised by all necessary corporation action of the Guarantor and do not contravene the constitution of the Guarantor under any applicable laws or regulations. This

                    Guarantee, as executed and delivered constitutes legal valid and binding obligations of the Guarantor and also bought in accordance with its terms;

               (c) the execution and delivery of, and the performance of the provisions of, this Guarantee does not and will not during the continuance of this Guarantee (i) contravene any existing applicable laws, ordinance, regulation, decree, instrument, franchise, concession, licence or permit, or any order, judgement, decree or award, administrative or governmental authority, department or agency presently in effect an applicable, or (ii) contravene any contractual restrictions binding on the Guarantors or any of its assets, or (iii) cause any limit on any of the borrowing, guaranteeing, charging or other powers of the Guarantor, or
                    (iv) create or result in or obliged the Guarantor to create any lien, charge, security interest or encumbrance on the whole or any part of the corporate Guarantor's property;

               (d) all necessary governmental and other consents, authorities and approvals to execute this Guarantee has been obtained and are in full force, validity and effect;

               (e) no litigation, attribution, administrative or other proceedings pending before the court, tribunal, arbitrator or governmental agency has been threatened against any of the Guarantor; and

               (f) the obligations of each of the Guarantors under this Guarantee are direct, general, and unconditional obligations and rank at least pari passu with all such Guarantor's other present and future unsecured and unsubordinated and other obligations.


          4.   FURTHER PRESERVATION OF RIGHTS
               ------------------------------

               Should any purported obligation of the Company or any of the Guarantors being the subject of this Guarantee be or become wholly or in part invalid or unenforceable on any grounds whatsoever, the Guarantor shall nevertheless be liable to the Investors in respect of such purported obligation or liability as if the same were wholly valid and enforceable in each of the Guarantors as the principal debtor in respect thereof. Each of the Guarantors hereby agrees to keep each of the Investors fully indemnified against all damages, loss, costs and expenses arising from any failure of the Company or any of the Guarantors to carry out any of such purported obligations.

          5.   MISCELLANEOUS
               -------------

          (A) This Guarantee shall be binding on and each of which for the benefit of each of the parties' successor and assign and personal representatives (as the case may be) but no assignment may be made of any of the rights obligations hereunder of any party without the prior written consent of the other parties.

          (B) This Guarantee may be signed in any number of counterparts, each of which shall be binding on the party who shall have executed it in which together shall constitutes but one Agreement.

          (C) The Guarantors shall bear the legal and professional fees, costs and expenses incurred in relation to the negotiation, preparation and execution of this Guarantee.

          (D) Any notice required to be sent must be in writing and shall be given by delivering it to the address or facsimile number as shown in Clause 12 of the Subscription Agreement.

          (E) This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereby submitted the non-exclusive jurisdiction of the Supreme Court of Hong Kong. In relation to any legal action or proceedings arising out of or in connection with this Guarantee, each of the Guarantors have irrevocably submitted in the Subscription Agreement to the courts of Hong Kong and in relation thereto has appointed an agent for service of process.


          IN WITNESS WHEREOF the Guarantors have duly executed this Guarantee the date and year first above written.


          The Common Seal of         )
          SUNBASE ASIA, INC.         )
          was hereunto affixed       )
          in the presence of:-       )



          The Common Seal of         )
          SMITH ACQUISITION          )
          COMPANY INC.               )
          was hereunto affixed       )
          in the presence of:-]      )

          The Common Seal of                 )
          CHINA INTERNATIONAL                )
          BEARING HOLDINGS LIMITED           )
          was hereunto affixed               )
          in the presence of:-               )



          SIGNED by                          )
          duly authorised for and on behalf  )
          of GLORY MANSION LIMITED           )
          in the presence of:-               )



          SIGNED by                          )
          duly authorised for and on behalf  )
          of WARDLEY CHINA                   )
          INVESTMENT TRUST                   )
          in the presence of:-               )



          SIGNED by                          )
          duly authorised for and on behalf  )
          of MC PRIVATE EQUITY PARTNERS      )
          ASIA LIMITED                       )
          in the presence of:-               )



          SIGNED by                          )
          duly authorised for and on behalf  )
          of CHINE INVESTISSEMENT 2000       )
          in the presence of:-               )

                                  SCHEDULE 5
                                  ----------

                         EMPLOYEES / DIRECTORS' OPTIONS
                         ------------------------------

                                                   Exercise Price     Number of Shares
        Option Holder    Years of Exercise              Per Share    per Option Rights
        William Mckay    one year from 16 Jan, 1996      $6.65                 160,000
                         one year from 16 Jan, 1997      $7.75                 160,000
                         one year from 16 Jan, 1998      $9.25                 160,000
                         one year from 16 Jan, 1999     $10.75                 160,000
                         one year from 16 Jan, 2000     $12.75                 160,000
                                                                         -------------

                                                                               800,000
                                                                         -------------
        Billy Kan        one year from 16 Jan, 1996     $6.375                 200,000
                         one year from 16 Jan, 1997     $6.375                 200,000
                         one year from 16 Jan, 1998     $6.375                 200,000
                                                                         -------------

                                                                               600,000
                                                                         -------------
        Roger Li         one year from 16 Jan, 1996     $6.375                 200,000
                         one year from 16 Jan, 1997     $6.375                 200,000
                         one year from 16 Jan, 1997     $6.375                 200,000
                                                                         -------------

                                                                               600,000
                                                                         -------------
        Dickens Chang    one year from 16 Jan, 1996     $6.375                  15,000
                         one year from 16 Jan, 1997     $6.375                  15,000
                         one year from 16 Jan, 1998     $6.375                  20,000
                                                                         -------------

                                                                                50,000

                                                                         -------------
                                                  Total                      2,050,000
                                                                         =============

        The remaining 450,000 Shares may be granted by SAI's Compensation Committee under SAI's 1995 Option Plan provided that the exercise price per Share in relation to the grant of such option over the 450,000 Shares shall not be less than the fair market value of each Share on the date such options are granted.

                                  SCHEDULE 6
                                  ----------

                      CERTIFICATION ON CONVERSION NOTICE

      [CERTIFICATION ON CONVERSION -- TO APPEAR ON THE CONVERSION NOTICE]


    In connection with our exercise this day of [describe debenture and amount to be exercised -- provide for defined terms, such as the Company, the Debenture and the Common Stock], we hereby certify as follows (check one box):-

    [_] We are a non-U.S. person located outside the United States that is acquiring the Common Stock for the account of a non-U.S. person and not for distribution.

    [_] We are a U.S. institutional investor that is acquiring the Common Stock for our own account or accounts for which we exercise sole investment discretion and not with a view to or for sale in connection with any distribution thereof, and we have received such information concerning the Company and the Common Stock as we have deemed relevant to our decision to purchase the Common Stock. We agree that we will not resell the Common Stock except pursuant to an exemption from the registration requirements of the U.S. securities laws and any state "blue sky" or securities laws.

                                  SCHEDULE 7
                                  ----------

                              UNDERTAKING BY ACL
                              ------------------

          THIS UNDERTAKING dated the _______ day of ________________, 1996 is made between:-

          (1) ASEAN CAPITAL LIMITED, of Omar Hodge Building, Wickhams Cay I, P.O. Box 362, Road Town, Tortola, British Virgin Islands ("ACL");

          (2) WARDLEY CHINA INVESTMENT TRUST, of c/o Suite 1610, P.O. Box 1016, 885 West Georgia Street, Vancouver B.C., V6C 3E8, Canada ("WCIT");

          (3) GLORY MANSION LIMITED, of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands ("GML");

          (4) MC PRIVATE EQUITY PARTNERS ASIA LIMITED, of P.O. Box 309, Ugland House, South Church Street, Grand Cayman, Cayman Islands, British West Indies ("MC PARTNERS"); and

          (5) CHINE INVESTISSEMENT 2000, of L1118 Luxembourg, 14 Rue Aldringen ("CI 2000").

          (The parties referred to at (2), (3), (4) and (5) hereinafter collectively referred to as "INVESTORS" and each an "INVESTOR").

          WHEREAS:-

          (A) By a subscription agreement dated [ ] , 1996 (the "SUBSCRIPTION AGREEMENT") which expression shall include such Debenture (as made from time to time the supplemented or amended) and made between (1) China Bearing Holdings Limited (the "COMPANY"); (2) ACL; (3) China International Bearing Holdings Limited ("CIBHL");
               (4) Sunbase Asia, Inc. ("SAI"); (5) Smith Acquisition Company Inc. ("SPC"); (6) GML; (7) WCIT; (8) MC Partners and (9) CI 2000 under which, inter alia, the Investors have agreed to subscribe for and the Company has agreed to issue Convertible Debentures up to an aggregate principal value of US$11,500,000 upon such terms and conditions as described therein.

          (B) It is the condition of the Subscription Agreement that ACL shall execute the ACL Undertaking in respect of the payment obligations of the Company under the Subscription Agreement and the Debentures and accordingly, this Undertaking supplements the Subscription Agreement and the Debentures.

          (C) Expressions defined in the Subscription Agreement shall, unless specifically defined or re-defined herein or the context otherwise requires, bear the same meanings when used herein.

          NOW THIS UNDERTAKING WITNESSETH AND IT IS HEREBY AGREED as follows:-

          1.   GUARANTEE
               ---------

               In consideration of the subscription of the Debentures pursuant to the Subscription Agreement by the Investors, ACL hereby as primary obligor, irrevocably and unconditionally guarantees and undertakes to each of the Investors:-

               (i) the full due and punctual payment of all sums now or subsequently payable under the Subscription Agreement or the Debentures by the Company and agrees to perform or procure the performance of such payment obligations of the Company from time to time and on demand by any of the Investors pay any and every sum or sums of money which the Company shall at any time be liable to pay to the Investors under or pursuant to the Subscription Agreement or the Debentures as the case may be; and

               (ii) to indemnify the Investors from time to time on demand by any of the Investors from and against any losses or costs incurred by the Investors or any of them as a result of any of the payment obligations of the Company under the Subscription Agreement or the Debentures or any payment obligations thereunder not being fulfilled or performed or being or becoming void, voidable, unenforceable or ineffective as against the Company or any of the Guarantors as the case may be for any reason whatsoever, whether or not known to the Investors or any of them or any other person.

               ACL's obligations hereunder is as if it is a principal debtor in respect of any amount and liability and obligation and not merely a surety, and without any requirement for the Investors first to have recourse against the Company or any of the Guarantors as the case may be and such liability shall not be impaired or reduced by any undertaking granted.


          2.   UNDERTAKING
               -----------

               ACL hereby further undertakes to use its best endeavours (including the exercise of any voting rights and control it has) to ensure that the obligations of SAI, CBHL, CIBHL and SPC under the Subscription Agreement, the Debentures and the Guarantee (including but without limitation to the specific undertakings under Clauses 8, 9 and 10 of the Subscription Agreement) will be observed, fulfilled and performed and shall do all that is necessary so as to give effect to, render possible or assist in the fulfilment or compliance with such provisions.

          3.   PRESERVATION OF RIGHTS
               ----------------------

          (A) The obligations of ACL herein contained shall be in addition to and independent of every other security which the Investors or any of them may at any time hold in respect of any of the Company's or the Guarantors' obligations under the Guarantee.

          (B) The obligations of ACL herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Company or any of the Guarantors and shall continue in full force and effect until final payment in full of all amounts owing by the Company.

          (C) None of the obligations of ACL herein contained nor the rights, powers and remedies conferred upon the Investors by the Subscription Agreement or the Debenture or this Undertaking or by law shall be discharged, impaired or otherwise affected by:-

               (i) the winding-up, dissolution, administration or re-organisation of the Company or any of the Guarantors or any other person or any change in its status, function, control or ownership;

               (ii) any of the obligations of the Company or any of the Guarantors or any other person hereunder or under any other security taken in respect of any of its obligations hereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

               (iii) time or other indulgence being granted or agreed to be granted to the Company or any of the Guarantors or any other person in respect of its obligations hereunder or under any such other security;

               (iv) any amendment to, or any variation, waiver or release of, any obligation of the Company or any of the Guarantors or any other person hereunder or under any such other security;

               (v) any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of the Company, any of the Guarantor's or any other person's obligations hereunder;

               (vi) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the

                     Company, any of the Guarantor's or any other person's obligations hereunder; or

               (vii) any other act, event or omission which, might operate to discharge, impair or otherwise affect any of the obligations of any of the Guarantors contained in the Guarantee or any of the rights, powers or remedies conferred upon the Investors or any of them by the Subscription Agreement or the Debentures or by law.

          (D) None of the Investors shall be obliged before exercising any of the rights, powers or remedies conferred upon each of them hereunder or by law:-

               (i)   to make any demand of the Company or any of the Guarantors;

               (ii)to take any action or obtain judgement in any court against the Company or any of the Guarantors;

               (iii) to make or file any claim or proof in a winding-up or dissolution of the Company or any of the Guarantors; or

               (iv)to enforce or seek to enforce any other security taken in respect of any of the obligations of the Company or any of the Guarantors.

          (E) ACL agrees that, so long as any amounts are or may be owed by the Company or the Guarantors or when any of the Company or the Guarantors is under any actual or contingent obligations to any of the Investors, it shall not exercise any rights which it may at any time have by reason of performance by it of its obligations hereunder:-

               (i) to be indemnified by the Company or the Guarantors; and/or

               (ii)to claim any contribution from the Company or the Guarantors; and/or

               (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Investors hereunder or of any other security taken pursuant to, or in connection with, the Subscription Agreement or the Debenture by all or any of the Investors.


          4.   REPRESENTATIONS AND WARRANTIES
               ------------------------------

               ACL hereby represents and warrants to each of the Investors that:-

               (a) it is a company validly incorporated, duly organised and subsisting and of good standing under the law of the jurisdiction under which it was incorporated;

               (b) it has the necessary capacity to give this Undertaking and to perform and observe the obligations contained herein. The execution, delivery and performance of this Undertaking have been duly authorised by all necessary corporation action and do not contravene the constitution of ACL under any applicable laws or regulations. This Undertaking, as executed and delivered constitutes legal valid and binding obligations of ACL and also bought in accordance with its terms;

               (c) the execution and delivery of, and the performance of the provisions of, this Undertaking does not and will not during the continuance of this Undertaking (i) contravene any existing applicable laws, ordinance, regulation, decree, instrument, franchise, concession, licence or permit, or any order, judgement, decree or award, administrative or governmental authority, department or agency presently in effect an applicable, or (ii) contravene any contractual restrictions binding on ACL or any of its assets, or (iii) cause any limit on any of the borrowing, guaranteeing, charging or other powers of ACL, or (iv) create or result in or obliged ACL to create any lien, charge, security interest or encumbrance on the whole or any part of the ACL's property;

               (d) all necessary governmental and other consents, authorities and approvals to execute this Undertaking has been obtained and are in full force, validity and effect;

               (e) no litigation, attribution, administrative or other proceedings pending before the court, tribunal, arbitrator or governmental agency has been threatened against ACL; and

               (f) the obligations of ACL under this Undertaking are direct, general, and unconditional obligations and rank at least pari passu with all ACL's other present and future unsecured and unsubordinated and other obligations.


          5.   FURTHER PRESERVATION OF RIGHTS
               ------------------------------

               Should any purported payment obligation of the Company being the subject of this Undertaking be or become wholly or in part invalid or unenforceable on any grounds whatsoever, ACL shall nevertheless be liable to the Investors in respect of such purported payment obligation or liability as if the same were wholly valid and enforceable as the principal debtor in respect thereof. ACL hereby agrees to keep each of the Investors fully indemnified against all damages, loss, costs and expenses arising from any failure of the Company to carry out any of such purported payment obligations.


          6.   MISCELLANEOUS
               -------------

          (A) This Undertaking shall be binding on and each of which for the benefit of each of the parties' successor and assign and personal representatives (as the case may be) but no assignment may be made of any of the rights obligations hereunder of any party without the prior written consent of the other parties.

          (B) This Undertaking may be signed in any number of counterparts, each of which shall be binding on the party who shall have executed it in which together shall constitutes but one Agreement.

          (C) ACL shall bear the legal and professional fees, costs and expenses incurred in relation to the negotiation, preparation and execution of this Undertaking.

          (D) Notices required to be sent pursuant to this Undertaking must be sent in writing to the addresses or facsimile number of the parties contained in Clause 12 of the Subscription Agreement.

          (E) This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereby submitted the non-exclusive jurisdiction of the Supreme Court of Hong Kong. In relation to any legal action or proceedings arising out of or in connection with this Undertaking, ACL has irrevocably submitted in the Subscription Agreement to the courts of Hong Kong and in relation thereto has appointed an agent for service of process.


          IN WITNESS WHEREOF ACL have duly executed this Undertaking the date and year first above written.


          The Common Seal of            )
          ASEAN CAPITAL LIMITED         )
          was hereunto affixed          )
          in the presence of:-          )

          SIGNED by                               )
          duly authorised for and on behalf       )
          of GLORY MANSION LIMITED                )
          in the presence of:-                    )



          SIGNED by                               )
          duly authorised for and on behalf       )
          of WARDLEY CHINA                        )
          INVESTMENT TRUST                        )
          in the presence of:-                    )



          SIGNED by                               )
          duly authorised for and on behalf       )
          of MC PRIVATE EQUITY PARTNERS           )
          ASIA LIMITED                            )
          in the presence of:-                    )



          SIGNED by                               )
          duly authorised for and on behalf       )
          of CHINE INVESTISSEMENT 2000            )
          in the presence of:-                    )



          SIGNATURE PAGE



          SIGNED by Dr. Gunter Gao                )
          duly authorised for and on behalf       )
          of CHINA BEARING                        )
          HOLDINGS LIMITED                        )
          in the presence of:-                    )

          SIGNED by Dr. Gunter Gao                )
          duly authorised for and on behalf       )
          of ASEAN CAPITAL LIMITED                )
          in the presence of:-                    )



          SIGNED by Dr. Gunter Gao                )
          duly authorised for and on behalf       )
          of                                      )
          CHINA INTERNATIONAL                     )
          BEARING HOLDINGS LIMITED                )
          in the presence of:-                    )


          SIGNED by Dr. Gunter Gao                )
          duly authorised for and on behalf       )
          of SUNBASE ASIA, INC.                   )
          in the presence of:-                    )



          SIGNED by Mr. Billy Kan                 )
          duly authorised for and on behalf       )
          of SMITH ACQUISITION                    )
          COMPANY INC.                            )
          in the presence of:-                    )



          SIGNED by Ms. Jessie Fok as attorney    )
          duly authorised for and on behalf       )
          of GLORY MANSION LIMITED                )
          in the presence of:-                    )

          SIGNED by Mr. George Raffini            )
          duly authorised for and on behalf       )
          of WARDLEY CHINA                        )
          INVESTMENT TRUST                        )
          in the presence of:-                    )



          SIGNED by Mr. Yiji Komiya               )
          duly authorised for and on behalf       )
          of MC PRIVATE EQUITY PARTNERS           )
          ASIA LIMITED                            )
          in the presence of:-                    )



          SIGNED by Mr. Fabrice Jacob             )
          duly authorised for and on behalf       )
          of CHINE INVESTISSEMENT 2000            )
          in the presence of:-                    )